                                                                   EXHIBIT 10.12



                     * * * * * * * * * * * * * * * * * * * *

                                      Lease


                             VALLEY RESEARCH CENTRE



                     * * * * * * * * * * * * * * * * * * * *

                                     Between



                                  CLARIFY INC.
                                    (Tenant)



                                       and



                         CARRAMERICA REALTY CORPORATION
                                   (Landlord)

                                      LEASE

        THIS LEASE (the "Lease") is made as of June 23, 1998 (dated for reference purposes only and referred to herein as the "Effective Date") between CARRAMERICA REALTY CORPORATION, a Maryland corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the four (4), two-story buildings (the "Project Buildings") and other improvements commonly known as the "Valley Research Centre" located on the land (the "Land") in San Jose, California, as depicted on Exhibit A. Those Project Buildings in which the Premises are located shall be sometimes collectively referred to herein as the "Building", and the other Project Buildings shall be referred to herein as the "Other Buildings"). The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

1. TENANT: Clarify Inc., a Delaware corporation

2. PREMISES: Buildings A, B, C and D (the "Buildings"), located at 100, 102, 104 and 106 West Trimble Road, San Jose, California, respectively, as more particularly described in Exhibit A attached hereto

3. RENTABLE SQUARE FOOTAGE OF THE PREMISES:    Building A      64,512rsf
                                               Building B      64,512rsf
                                               Building C      64,512rsf
                                               Building D      64,512rsf
                                               Total          258,048rsf

4. TENANT'S PROPORTIONATE SHARE: 100% of each Building

5. LEASE DEPOSIT:
                   $338,688.00 = Prepaid Rent for Buildings B, C and D $535,449.60 = Security Deposit for Buildings A, B, C and D

6. PERMITTED USE:  Office, research, development, storage, disk duplication, light assembly, and distribution of software products and related lawful uses and a small publishing operation for company newsletters and brochures related to Tenant's business and products

7. TENANT'S REAL ESTATE BROKER FOR THIS LEASE: Jim Abarta of Colliers Parrish
                                               International, Inc.

8. LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: None

9. TENANT IMPROVEMENT ALLOWANCE: See Section 3.C

10. COMMENCEMENT DATES: See Section 1A



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

11. TERM:  Buildings A, B and C 7 years
           Building D 7 years and 9 months

12. GUARANTOR:  None

13. PARKING STALLS:  868 total stalls in Project (includes six visitor and
                     2 motorcycle stalls adjacent to each Building)

14. INITIAL BASE RENT (SUBJECT TO INCREASES AS SET FORTH IN SECTION 2.A(1)(i)):

                                         Monthly                   Annual
        Building                        Base Rent                 Base Rent
        --------                       -----------              -------------
           A                           $112,896.00*             $1,354,752.00*
           B                           $112,896.00              $1,354,752.00
           C                           $112,896.00              $1,354,752.00
           D                           $112,896.00              $1,354,752.00
         -----                         -----------              -------------
         Total                         $451,584.00**            $5,419,008.00**

 * If possession delivered after 12th month: $116,121.60 and $1,393,459.20, respectively
** If possession delivered after 12th month: $454,809.60 and $5,457,715.20, respectively


LIST OF EXHIBITS:

Exhibit A:   Project Site Plan
Exhibit B:   Form of Commencement Date Confirmation Memorandum
Exhibit C:   Construction Schedule
Exhibit D:   Tenant Improvement Agreement
Exhibit E:   Tenant Improvement Guidelines
Exhibit F:   Landlord's Signage Standards
Exhibit G:   Rules and Regulations
Exhibit H:   Mortgages Currently Affecting the Project






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


1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, including the right to use the common areas (e.g. parking, sidewalk and other areas outside the Project Buildings intended for use by tenants in the Project) for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

        A.     Commencement and Termination Dates.

               (1) Buildings B and C Commencement Date. The Commencement Date for Buildings B and C (the "Buildings B and C Commencement Date") shall be the date which is the later of (i) the final delivery date for Buildings B and C which is set forth in the approved "Construction Schedule" attached hereto as Exhibit C, or (ii) the "Substantial Completion Date for Buildings B, C and D", which shall be the date on which there is "Substantial Completion of the Tenant Improvements" (as defined in Section 3B) for Buildings B, C and D. Promptly following the Substantial Completion Date for Buildings B, C and D, Landlord and Tenant shall execute a Commencement Date Confirmation in the form of Exhibit B, attached hereto which shall set forth both the Commencement Date and Termination Date for Buildings B and C. The Termination Date for Buildings B and C shall be seven (7) years after the Buildings B and C Commencement Date.

               (2) Building D Commencement Date. The Commencement Date for Building D (the "Building D Commencement Date") shall be the date which is three
(3) months after the Buildings B and C Commencement Date. Promptly following the Substantial Completion Date for Buildings B, C and D, Landlord and Tenant shall execute a Commencement Date Confirmation in the form of Exhibit B, attached hereto which shall set forth both the Commencement Date and Termination Date for Building D. The Termination Date for Building D shall be seven (7) years and nine (9) months after the Building D Commencement Date.

               (3) Building A Commencement Date. The Commencement Date for Building A (the "Building A Commencement Date") shall be the date which is the earlier of (i) twelve (12) months after the Buildings B and C Commencement Date; provided that such twelve (12) months shall be extended one day for each day of delay caused by Landlord or "Force Majeure" (as defined in Section 22), or (ii) the date on which Tenant first occupies Building A for the conduct of its business. If Tenant desires to occupy Building A prior to the end of the twelve
(12) month period following the Buildings B and C Commencement Date, then Tenant shall provide Landlord with sufficient advance written notice of Tenant's intended occupancy date so that Landlord can timely finish the Substantial Completion of the Tenant Improvements for Building A by the scheduled Building A Commencement Date set forth in Tenant's notice without the necessity of paying any overtime or other charges or fees which would not be necessitated but for such desired early occupancy (unless Tenant agrees to pay for such additional costs). Promptly following the Building A Commencement Date, Landlord and Tenant shall execute a Commencement Date Confirmation in the form of Exhibit B, attached hereto which shall set forth both the Commencement Date and Termination Date for Building A. The Termination Date for Building A shall be seven (7) years after the Building A Commencement Date.




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

               (4) Failure to Timely Deliver Buildings B, C and D. In the event the Substantial Completion of the Tenant Improvements for Buildings B, C and D is delayed by more than 180 days from the estimated date for the Substantial Completion of the Tenant Improvements for such Buildings as set forth in Landlord's Construction Schedule, attached hereto as Exhibit C, for reasons other than "Tenant Delays" (as defined in Section 3.D) and Force Majeure, then Tenant shall have the right to terminate this Lease by delivering written notice to that effect to Landlord. Notwithstanding the foregoing, if Landlord is able to cause the Substantial Completion of the Tenant Improvements for Buildings B, C, and D to occur within the fifteen (15) day period following Landlord's receipt of such termination notice, then Tenant's termination notice shall be automatically withdrawn and this Lease shall remain in full force and effect. Tenant agrees and acknowledges that upon Tenant's execution of this Lease the then current Construction Schedule shall be attached hereto as Exhibit
C. In the event the Substantial Completion of the Tenant Improvements for Buildings B, C and D is delayed by more than 180 days (as increased by any additional days of delay caused by Tenant Delays) from the estimated date for the Substantial Completion of the Tenant Improvements for such Buildings as set forth in the Construction Schedule, and Tenant needs temporary space until such time as the Buildings B, C and D are substantially completed, then Landlord agrees that it shall work with Tenant to find other space in other projects owned by Landlord in the area of the Project (if Landlord has any which is not then occupied or the subject of pending negotiations), provided that Tenant shall be responsible for paying rent (including its applicable share of taxes and operating expenses) for such space to Landlord at the lesser of the rate provided hereunder, or the then applicable market rate for such space if provided by Landlord, and Tenant shall be solely responsible for all of its moving costs, as well as the cost of any interior improvements which Tenant desires in such temporary space.

        B.     Early Access/Occupancy Rights.

               (1) Early Occupancy Right. Following the Substantial Completion of the Tenant Improvements for any of Buildings B, C, D, and prior to the Commencement Date for such Building (the "Early Occupancy Period"), Tenant shall have the right to occupy and conduct its business within such Building(s), subject to all of the terms, covenants and conditions of this Lease, except that Tenant's obligation to pay "Base Rent", "Operating Cost Share Rent" or "Tax Share Rent" (as such terms are defined in Sections 2.A(1), (2) and (3) below) for such Building(s) shall be waived during the Early Occupancy Period.

               (2) Early Access Right. During the three (3) week period prior to the Substantial Completion of the Tenant Improvements of each of the Buildings (the "Early Access Period"), Tenant shall be granted the limited right to access each such Building for the sole purpose of installing telecommunications cabling and equipment, telephones, fixtures, and other furnishings therein, subject to the following terms and conditions: (i) any such access shall be subject to those reasonable restrictions and limitations which may be imposed by Landlord, its general contractor or any applicable union officials, (ii) if Tenant's or its agents' exercise of its access rights hereunder in any way causes a delay in Landlord's performance of the Tenant Improvements work, and Tenant fails to cause the interfering act to cease within twenty-four (24) hours after notice to Tenant then such delays shall be deemed "Tenant Delays" for purposes of this Lease, (iii) Tenant shall not conduct Tenant's business in the Buildings during the Early Access Period, (iv) Tenant's access of the Premises during the Early Access Period shall be subject to all of the terms and conditions of this Lease, except that Tenant's obligation to pay Base Rent, Operating Cost Share Rent or Tax Share Rent during the Early Access Period shall be waived.

        C. Termination of Existing Lease at 2125 O'Nel Drive. By executing this Lease, Landlord and Tenant hereby agree to terminate Tenant's existing lease (the "Existing Lease") with Landlord dated August 8, 1996 for that certain space located at 2125 O'Nel Drive, San Jose, California (the "Existing Premises") subject to the following terms and conditions: (i) the termination date of the Existing Lease shall be the date which is thirty (30) days after the Buildings B and C Commencement Date (the " Existing Lease Termination Date"),
(ii) on or before the Existing Lease Termination Date, Tenant shall surrender the Existing Premises in the condition required under Section 15.2 of the Existing Lease, except that Tenant shall not be required to remove any alteration or improvement made to the Existing Premises; provided that the condition of the Existing Premises is substantially the same as existed on the date of Landlord's most recent walk-through, normal wear and tear excepted,
(iii) provided that Tenant has surrendered the Existing Premises in the condition required under the Existing Lease (except as provided above), Landlord shall return to Tenant any portion of the security deposit which is then held by Landlord under the Existing Lease in the manner required thereunder and in no event later than thirty (30) days following the Existing Lease Termination Date,
(iv) the obligations of each party accruing under the Existing Lease prior to the Commencement Date shall survive the Existing Lease Termination Date, and (v) immediately following the full execution of this Lease, Tenant shall cooperate with Landlord in its marketing efforts to find a new tenant for the Existing Premises (including, without limitation, (1) allowing Landlord to post marketing signs on and in the vicinity of the Existing Premises, (2) answering prospective tenants' questions about the project, (3) providing plans and other information regarding the Existing Premises, and (4) allowing broker tours and granting reasonable access for showing such space pursuant to advance notice and schedule reasonably approved by Tenant). Landlord shall pay a lease termination fee to Tenant in the amount of $700,000 (the "Termination Fee"). The Termination Fee shall be paid to Tenant within the thirty (30) day period following the full execution of this Lease, or if earlier, at the end of the calendar quarter in which this Lease is fully executed; provided in no event shall Landlord be obligated to pay the Termination Fee prior to the full execution of this Lease.

        D. Change of Street Address for Buildings C and D. During any period in which Tenant leases both Buildings C and D, Landlord agrees that Tenant shall have the right to seek a street address change for Buildings C and D from "West Trimble Road" to "Orchard Parkway" provided that Tenant shall be solely responsible for making all applications and presentations to the applicable governmental authorities and paying all fees and other costs associated with obtaining the necessary permits and approvals for such an address change. Landlord agrees to support and assist Tenant in such efforts provided that Landlord shall have no obligation to incur any expenses in doing so.

        2.     RENT.

               A. Types of Rent. Commencing on the applicable Commencement Date, Tenant shall pay the following Rent in the form of a check (or via wire transfer) to Landlord pursuant to instructions to be given by Landlord to Tenant prior to the Commencement Date.



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

                      (1) Base Rent in monthly installments in advance, the first monthly installment payable on or prior to the applicable Commencement Date, as defined below (less the Prepaid Rent which will be applied against the first month's Base Rent), and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

                             (i)    Adjustments to Base Rent. At the end of each
twelve (12) month period following the Buildings B and C Commencement Date for the entire Term of the Lease including any extension thereof (hereinafter, the "Rent Adjustment Date"), the Base Rent for each Building (whether or not the Commencement Date for such Building has occurred) shall be increased by the lesser of: (i) four (4) times the cumulative percentage increase in the CPI measured from the "Initial CPI Publication Date" to the "New CPI Publication Date" (as such terms are defined below), or (ii) a cumulative annual fixed increase in the amount of $0.05 per rentable square foot per month, in each case less any rent increases previously made pursuant to this Section. In other words, if the Base Rent only increased by $.03 per square foot on the first Rent Adjustment Date, then on the next Rent Adjustment Date the Base Rent would be increased by the lesser of (a) $.07 per rentable square foot per month (i.e., the cumulative annual fixed increase of $.10 less the increase of $.03 which occurred on the first Rent Adjustment Date), or (b) four (4) times the cumulative percentage increase in the CPI from the Initial CPI Publication Date to the New CPI Publication Date. This formula is further illustrated in the example below.

                             (ii)   Definitions.

                                    (a)     The term "CPI" shall mean the
Consumers Price Index, All Items, 1982-1984 = 100, All Urban Consumers, for San Francisco - Oakland - San Jose, California, as published by the United States Department of Labor, Bureau of Labor Statistics, or its successor index, or if there is none, a comparable index to be reasonably selected by Landlord.

                                    (b)     The term "New CPI Publication Date"
shall mean the last month for which the CPI is published immediately before the applicable Base Rent Adjustment Date.

                                    (c)     The term "Initial CPI Publication
Date" shall mean the last month for which the CPI was published immediately before the Effective Date hereof.

                             (iii)  Example. For example, assuming possession of
Building A was delivered prior to the first Rent Adjustment Date, and on the first Rent Adjustment Date the percentage increase in CPI from the Initial CPI Publication Date to the New CPI Publication Date is 2.2%, then the monthly Base Rent for all of the Buildings would be increased by the lesser of (i) $39,739.39 (i.e., 4 times 2.2% times $451,584.00), or (ii) $12,902.40 (i.e., $.05 per square foot per month times 258,048rsf). Assuming on the next Rent Adjustment Date the percentage increase in the CPI from the Initial CPI Publication Date to the New CPI Publication Date is only 0.5%, then the monthly Base Rent would be increased by the lesser of: (a) $9,289.73 (i.e., 4 times 0.5% times $464,486.40), or (b) $12,902.40 (i.e., the cumulative fixed increase of $25,804.80 (which is the annual fixed increase of $12,902.40 times 2 years) less the increase of



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

$12,902.40 which was previously made on the first Rent Adjustment Date). Lastly, assuming on the third Rent Adjustment Date the percentage change in CPI from the Initial CPI Publication Date to the new CPI Publication Date is 1.1%, then the monthly Base Rent would be increased by the lesser of: (x) $20,846.15 (i.e., 4 times 1.1% times $473,776.13), or (y) $16,450.56 (i.e., the cumulative fixed increase of $38,707.20 (the annual fixed increase of $12,902.40 times 3 years) less $22,192.13 which is the total increase in monthly Base Rent previously made on the first (i.e., $12,902.40 and second (i.e., $9,289.73) Rent Adjustment Dates pursuant to this Section).

                      (2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

                      (3) Tax Share Rent in an amount equal to the Tenant's Proportionate Share of the Taxes for the applicable fiscal year of this Lease, paid semi-annually as set forth in Section 2.B(1) below. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

                      (4) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

                      (5) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

               B.     Payment of Operating Cost Share Rent and Tax Share Rent.

                      (1) Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project. Within twenty (20) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

                      (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by May 15th of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred (including a detailed list of each Operating Cost item by category), (b) the amount of




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

Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent (or at Tenant's election other items of Rent) next coming due.

                      (3) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Tax Report") by May 15th of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Tax Share Rent next coming due.

                      (4) Corrections During Last Year. In the event of an adjustment to Operating Costs Share Rent and/or Tax Share Rent for the last year (or portion thereof) of the Term, Landlord shall pay to Tenant, within thirty
(30) days of the delivery of the Operating Cost Report and Tax Report for such year (or portion thereof), any overpayment made by Tenant and Tenant shall pay to Landlord, within thirty (30) days after delivery of such reports, any underpayment by Tenant. The foregoing obligations shall survive the expiration or other termination of the Lease.

               C.     Definitions.

                      (1) Included Operating Costs. "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord which relate to the period following each applicable Commencement Date in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease and a reasonable management fee. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time or to replace existing capital improvements, facilities and equipment within the Buildings or the common areas of the Project, such as the roof membrane and resurfacing of the parking areas (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term, unless the cost of the Included Capital Item is less than Ten Thousand Dollars ($10,000) in which case it shall be expensed in the year in which it was incurred. If the Project contains more than one building, then Operating Costs shall include (i) all Operating Costs fairly allocable to the Building, including all Operating Costs paid with respect to the maintenance, repair, replacement and use of the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross leasable area of all of the Buildings in the Project) of all Operating Costs which relate to the



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

Project in general and are not fairly allocable to any one building in the Project. All leases for other buildings in the Project, if any, shall provide for allocating of Operating Costs in substantially the same manner as set forth herein.

               If the Project is not fully occupied during any portion of any fiscal year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are incurred by Landlord and which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

               If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

                      (2) Excluded Operating Costs. Operating Costs shall not include:

                             (a)    costs of alterations of tenant premises;

                             (b) costs of capital improvements other than Included Capital Items;

                             (c) interest and principal payments, points, penalties and fees on mortgages or any other debt costs, or rental and other payments on any ground lease of the Project;

                             (d)    real estate brokers' leasing commissions;

                             (e)    legal fees, space planner fees and
                                    advertising expenses incurred with regard to leasing the Building or portions thereof;

                             (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent, provided that Landlord shall exercise commercially reasonable efforts to collect the same (which shall not include the initiation of legal action);

                             (g) the cost of any service furnished to any tenant of the Project which Landlord does not make available to Tenant;

                             (h) depreciation and amortization (except on any Included Capital Items in the manner described above);

                             (i) franchise or income taxes imposed upon Landlord, except to



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

                                    the extent imposed in lieu of all or any part of Taxes;

                             (j) costs of initial construction and to correct defects in construction of the Premises, Buildings and Project (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Premises, Buildings or Project in light of their specifications, provided the foregoing shall not affect Tenant's obligations pursuant to Sections 3C(2) and (3));

                             (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to
                                    Section 2B above;

                             (l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building; and

                             (m)    fines, penalties and interest;

                             (n) any property management fee in excess of one percent (1.0%) of the aggregate monthly Base Rent which is then being paid by Tenant;

                             (o) costs incurred for capital improvements intended to reduce Operation Costs, to the extent in excess of the projected cost savings realized;

                             (p) costs incurred due to the gross negligence or willful misconduct of Landlord or Landlord's employees and agents;

                             (q) expenses, damages and penalties (including, without limitation, attorneys fees) incurred due to Landlord's violation of any lease, deed of trust, mortgage, other security instrument, ground lease, Governmental Regulation or private restrictions affecting the Premises, Buildings or Project, unless such costs were incurred in whole or in part due to Tenant's activities at the Project, or its failure to timely perform its obligations hereunder;

                             (r)    advertising, marketing, media and
                                    promotional expenditures regarding the
                                    Premises, Buildings or Project, and costs of signs in or on the Premises, Buildings or Project identifying the lender or any contractor, except that the costs incurred to maintain any project signs which identify Landlord shall be Included Operating Costs;

                             (s)    costs incurred in connection with the
                                    presence, investigation, monitoring,
                                    release, removal or remediation of any
                                    Hazardous Materials on, under, in or about the Premises, Building or Project, which was not caused or contributed to by tenant, provided that costs incurred to respond to a governmental or quasi-governmental order or mandate shall be an Included Operating Cost if the Project is not identified as a source of such contamination (e.g., all property owners are required to conduct routine groundwater monitoring on their property regardless of whether their property was or is a source of any contamination);

                             (t) any cost items that are not subject to apportionment among all tenants or the Project in proportion to the ratio of the total floor area of the premises leased by such tenants (with Landlord being considered the tenant of any unleased premises) to the total floor area of the Project; and

                             (u) Operating Costs shall be subject to the following limitations:

                                    (a)     Compensation for Landlord's
                                            management and maintenance personnel
                                            shall exclude: professional, civic
                                            or recreational memberships; costs
                                            of seminars, conventions,
                                            educational programs and the like;
                                            and charitable contributions.

                                    (b)     The aggregate sum of all Operating
                                            Costs items allocated to tenants of
                                            the Project for any year upon which
                                            an allocation is made shall not
                                            exceed the aggregate sum of such
                                            cost items which are actually
                                            incurred by Landlord for the year in
                                            question. No cost item shall be
                                            included more than once or allocated
                                            under more than one expense
                                            category.

                      (3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful. Taxes shall also include any assessments or fees paid to any business park owners association, or similar entity, which are imposed against the Project pursuant to any Covenants, Conditions and Restrictions ("CC&R's") recorded against the Land and any installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments imposed in connection with any change in ownership or new construction.

                      For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority shall apply during the year in which the adjustment is made. Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes. Notwithstanding anything to the contrary in the Lease, "Taxes" shall not include, and Tenant shall have no liability for, the following charges:

                             (a) Interest or penalties imposed as a result of Landlord's failure to pay Taxes when due unless Tenant fails to timely pay amounts due Landlord hereunder;

                             (b)    Fees, taxes or assessments imposed on
                                    Landlord for the privilege or right to
                                    conduct its business in general (including, for example, fees paid for Landlord's business license) rather than for a permit or license to operate the Project or any equipment or facility therein in particular.

                             (c) Special assessments, exactions, fees, the value of any Land or improvements required to be dedicated or provided by Landlord as a condition to obtaining any governmental approvals for the construction of all or any portion of the Project. All assessments which can be paid by Landlord in installments shall be included as a reimbursable expense item as if paid over the maximum number of installments permitted, regardless of when Landlord actually pays such assessments. Any reduction or refund or Taxes paid by Tenant during the Term shall be refunded to Tenant within Thirty (30) days after receipt by Landlord. The foregoing obligation shall survive the expiration or termination of the Lease.

                      (4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

                      (5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

               D.     Computation of Base Rent and Rent Adjustments.

                      (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

                      (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law.

                      (3) Rent Adjustments. The square footage of the Premises and the Buildings set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord shall proportionately allocate such Operating Cost among the related fiscal years.

                      (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant or shall select and cause another firm with at least five (5) years of experience in auditing the books and records of commercial office projects to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes in the aggregate overstated the amounts thereof by more than five percent (5%).

                      (5) Miscellaneous. So long as Tenant is in default after the expiration of applicable notice and cure periods of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

        3.     CONSTRUCTION OF BUILDING SHELL, TENANT IMPROVEMENTS AND
POSSESSION.

               A. Construction of Building Shell. Landlord has engaged Rudolph & Sletten ("Contractor") to construct the Building Shell for each of the Buildings in accordance with the Construction Schedule attached as Exhibit C and the final drawings, plans and specifications (the "Final Plans") prepared by TSH Architecture ("Architect") and approved by Tenant prior to the execution of this Lease. If Landlord wishes to make any material deviations in the Final Plans (or any material changes to previously approved Final Plans), it shall deliver written notice of such material deviations or changes to Tenant and Tenant shall respond in writing within five (5) days of Landlord's notice and Tenant's failure to do so shall be deemed Tenant's approval of such changes in the Final Plans. Landlord shall not use any portion of the "Tenant Improvement Allowances" (as defined below) to construct the Building Shells. The "Building Shell" shall mean the Building structure, exterior walls, full glass line, floor slab, and roof (which shall be designed and constructed to support a mechanical system reasonably sufficient for standard office use), and shall include the parking lot, parking lot lighting, landscaping, underground conduit between the Buildings, and the base for the street monument signs for each of the Buildings (but not the installation of Tenant's name and/or logo on such sign which shall be installed at Tenant's cost). The "Building Shell" would also include bringing phone, electrical, gas and plumbing service to each Building (i.e., stubbed but not distributed) and for installing the main fire sprinkler trunks (i.e., installed but not distributed or "dropped"). The Building Shell does not include any elevators, stairs, HVAC, roof screens, utility meters or thermal insulation. In the event of any conflict between the Preliminary Plans and/or Final Plans and the definition of "Building Shell" contained herein, the parties agree that the definitions contained in this Lease shall control. Any improvements made by Landlord which do not constitute part of the "Building Shell" shall be deemed to be part of the "Tenant Improvements".

               B. Construction of Tenant Improvements. Landlord shall cause the Tenant Improvements to be constructed within each Building in accordance with the "Tenant Improvements Agreement" attached hereto as Exhibit D. The "Substantial Completion of the Tenant Improvements" for a particular Building shall mean the date when the Tenant Improvements Architect (as defined in the Tenant Improvements Agreement) shall have executed a certificate or statement representing that the Tenant Improvements for that Building have been substantially completed in accordance with the approved Tenant Improvement Plans (as defined in the Tenant Improvements Agreement) for that Building and all requisite governmental approvals have been obtained to permit immediate occupancy by Tenant, provided Tenant agrees and acknowledges that the final paper work for such approvals need not be obtained (e.g., a sign off of the applicable building permit at the final inspection or issuance of a temporary certificate of occupancy shall be sufficient notwithstanding the fact that a formal certificate of occupancy will not be issued until later). Tenant agrees and acknowledges that the Substantial Completion of the Tenant Improvements for a Building may occur notwithstanding the fact that certain tasks to be performed by Landlord have yet to be completed (e.g., "punch list items" (as defined in Section 3E below), parking lot, landscape installation, monument sign installation, street improvements, etc.), so long as such unfinished tasks do not interfere with Tenant's ability to reasonably access such Building off Orchard Parkway, park and commence conducting its business therein.

               C. Tenant Improvement Allowances. Landlord shall provide the following "Tenant Improvement Allowances" in connection with the construction of the Tenant Improvements. All of the Tenant Improvement Allowances must be used (if at all) prior to the expiration of the sixth (6th) month period immediately following the Building A Commencement Date and Landlord shall have no obligation to make the following Tenant Improvement Allowances available to Tenant after the expiration of this period. The Tenant Improvement Allowance shall be applied against the costs and expenses incurred in connection with the performance of the Tenant Improvement work, including without limitation, the design, permitting, construction and installation of the Tenant Improvements. Tenant shall have the right to allocate the Tenant Improvement Allowance among the Buildings in any manner which is reasonably approved by Landlord, provided that at least $25.00 per rentable square foot of actual construction and materials costs (excluding soft costs, such as the Architect's costs and fees) be incurred in each of three or more of the Buildings and at least $20.00 per rentable square foot of actual construction and material costs (excluding soft costs, such as the fees and costs of any architects engaged pursuant to the Tenant Improvements Agreement) be incurred in the other Building, and at a minimum the "Building core" shall be built out for each of the Buildings.

                      (1) First Level Tenant Improvement Allowance. Included in the Base Rent payable hereunder, Landlord shall provide up to $5,160,960.00 (i.e., $20.00 per square foot of each of the Buildings) (the "First Level Tenant Improvement Allowance"). Up to $516,096.00 (i.e. $2.00 per square foot of the Buildings) of the First Level Tenant Improvement Allowance may be used by Tenant for costs associated with moving into the Premises, installation of a security system, window coverings, telecommunications cabling, and related fees paid to consultants.

                      (2) Second Level Tenant Improvement Allowance. A second level Tenant Improvement Allowance ("Second Level Tenant Improvement Allowance") of up to $3,870,720.00 (i.e., $15.00 per square foot of each of Buildings) shall be made available; provided that for each $1,000 of the Second Level Tenant Improvement Allowance which is used by Landlord for the construction of the Tenant Improvements, the monthly Base Rent payable hereunder shall be increased by $14.650 (i.e., amortized over 8 years at 9%). In the event any portion of the Second Level Tenant Improvement Allowance is used, Landlord and Tenant agree to execute an amendment to this Lease to increase the amount of Base Rent payable hereunder in the manner described above and at such time Tenant shall be required to pay to Landlord in a single cash lump sum all Base Rent increases for those months from the Commencement Date for the Buildings for which such Second Level Tenant Improvement Allowance was applied to the date of the amendment.

                      (3) Third Level Tenant Improvement Allowance. A third level Tenant

Improvement Allowance ("Third Level Tenant Improvement Allowance") of up to $1,290,240.00 (i.e., $5.00 per square foot of each of the Buildings) shall be made available; provided that for each $1,000 of the Third Level Tenant Improvement Allowance which is used by Landlord for the construction of the Tenant Improvement, the monthly Base Rent payable hereunder shall be increased by $15.174 (i.e., amortized over 8 years at 10%). In the event any portion of the Third Level Tenant Improvement Allowance is used, Landlord and Tenant agree to execute an amendment to this lease to increase the amount of Base Rent payable hereunder in the manner described above and at such time Tenant shall be required to pay to Landlord in a single cash lump sum all Base Rent increases for those months from the Commencement Date for the Buildings for which such Third Level Tenant Improvement Allowance was applied to the date of the amendment.

               D.     Landlord's Representations. Landlord represents that:

                             (i)    As of the applicable Commencement Date for
each of the Buildings and for the twelve month period immediately following the Commencement Date, the building systems for such Building (e.g., mechanical, HVAC, electrical, plumbing and roof) shall be in good-working condition and repair, except for any damage caused by (or repairs which may be required as a result of) the activities of Tenant, or its agents, employees, contractors or invitees.

                             (ii)   Tenant shall have the benefit of any
warranties which Landlord receives from its contractors and suppliers on equipment, or Tenant Improvement work and will cooperate with Tenant in making any claims or such warranties.

                             (iii)  The Project shall be designed and
constructed in accordance with applicable Building codes and laws, including the Americans With Disabilities Act ("ADA") which are in existence as of the date on which the Building Permit is pulled, as interpreted by the applicable governmental authority which issues the building permit, provided that any future compliance costs shall be solely Tenant's responsibility.

               E. Tenant's Possession/Condition of Premises and Project. Tenant's taking possession of any portion of each Building (including during the Early Occupancy Period) shall be conclusive evidence that such Building was in good order, repair and condition, subject only to those "punch list items" noted by Tenant in writing to Landlord within the thirty (30) day period immediately following the date on which Tenant takes possession of such Building, and to latent construction defects. Tenant's taking possession of the last Building (including during the Early Occupancy Period) shall be conclusive evidence that such Building and the Project were in good order, repair and condition, subject only to those punch list items noted by Tenant in writing to Landlord within the thirty (30) day period immediately following the date on which Tenant takes possession of such Building, and to latent construction defects. Following Landlord's receipt of the punch list, Landlord shall promptly and diligently complete or repair such punch list items in accordance with the applicable approved Final Plans or the approved Tenant Improvements Plans (as defined in Exhibit D).

        4. SERVICES AND UTILITIES. As of the Commencement Date (and, if applicable, during the Early Occupancy Period), Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials and services furnished directly to or used by Tenant on or about the Premises during the Term, including without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fees (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued interrupted service. Notwithstanding the foregoing, Tenant shall not be responsible for the cost associated with bringing the utility lines from the street to each of the Buildings, such costs shall be part of the Building Shell costs. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord reasonably determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, or (ii) install, at Tenant's expense, a separate meter to measure the utility service supplied to the Premises. Any interruption or cessation of utilities resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof; provided, however, in the event that an interruption of the Project services causes the Premises to be untenantable for a period of at least ten (10) consecutive business days, monthly Rent shall be abated proportionately.

        5.     ALTERATIONS.

               A. LANDLORD'S CONSENT AND CONDITIONS. Tenant shall not make any improvements or alterations to the Premises (excluding Tenant Improvements constructed pursuant to Exhibit D) (the "Work") costing in excess of $25,000.00 per Work project without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent which shall not be withheld unreasonably. Tenant shall pay Landlord's standard charge (or, if Landlord does not have a standard charge, then Landlord's actual costs incurred not to exceed $1,000.00 unless the proposed work requires Landlord to engage technical consultants in which case Tenant shall pay the actual costs of such consultants) for review of all of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) during any period in which Tenant does not lease all of the Buildings, impacts any other tenant's premises, or (c) adversely affects the external appearance of the Premises.

               Tenant shall pay for the cost of all Work, including the cost of any and all approvals, permits, fees and other charges which may be required as a condition of performing such Work. Upon completion all Work shall become the property of Landlord, except for Tenant's trade fixtures and for items which Landlord requires or permits Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

               The following requirements shall apply to all Work:

                      (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request for any work costing in excess of $100,000.00, security for payment of all costs.

                      (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall minimize interference with other work to be performed or services to be rendered in the Project.

                      (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

                      (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

                      (5) Tenant shall perform all Work in compliance with any "Policies, Rules and Procedures for Construction Projects" which may be in effect at the time the Work is performed. In the event of any conflict between the Policies, Rules and Procedures for Construction Projects and this Lease, the terms of this Lease shall control.

                      (6) Tenant shall permit Landlord to supervise and observe all Work.

                      (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications and all other close-out documentation related to the Work, including any other information required under any "Policies, Rules and Procedures for Construction Projects" which may be in effect at such time.

               B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises (e.g., HVAC, life safety or automatic fire extinguisher/sprinkler system) shall be damaged during the performance of the Work, Tenant shall promptly notify Landlord, and Tenant (or, at Landlord's election Landlord) shall repair such damage at Tenant's expense. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

               C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days after notice of such lien is received by Tenant either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

               D.     Ownership of Improvements. All Work as defined in this
Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal. Landlord shall provide such advice at Tenant's request).

               E. Removal Upon Termination. Upon the termination of this Lease or Tenant's right of possession, Tenant shall remove from the Premises and Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements made by Tenant which Landlord elects pursuant to
Section 5D shall be removed by Tenant, and any improvements made by Tenant to any portion of the Project other than the Premises. Unless otherwise specified by Landlord at the time Landlord approves Tenant's Work, Tenant shall not be required to remove any improvements to the Premises which are substantially completed within six (6) months of the Building A Commencement Date. Tenant shall repair all damage caused by the installation or removal of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

        6.     USE OF PREMISES.

               A. LIMITATION ON USE. Tenant shall use the Premises only for the Permitted Use stated in the Schedule. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises except limited quantities used in the conduct of Tenant's business and stored, used and disposed of in accordance with applicable law. Tenant shall not permit any nuisance or waste to occur on the Project or upon the Premises, or allow any offensive noise or odor in or around the Project. At the end of each business day, or more frequently if necessary, Tenant shall deposit all garbage and other trash (excluding any inflammable, explosive and/or hazardous materials) in trash bins or containers approved by Landlord. If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

               B. SIGNS. Tenant shall not place on any portion of the Premises any sign, placard, lettering, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord which shall not be reasonably withheld, so long as they comply with Landlord's then applicable signage standards for the Project. Any approved signs shall strictly conform to all Governmental Restrictions, any CC&R's recorded against the Project, and any sign criteria which may be established by Landlord and in effect at the time, and shall be installed (and removed upon the Termination Date) at Tenant's expense. Tenant, at its sole cost, shall maintain such signs in good condition and repair, including the repair of any damage caused to the Building or Project upon Tenant's removal of such signs. Landlord current Signage Standards are attached hereto as Exhibits F. Landlord agrees that page 1 of Exhibit F (i.e., Sign Type A Project Identification Sign) can be a name chosen by Tenant so long as it has the name "Clarify" in it, and that Tenant may use the California CalTrans standard "handicap" sign instead of the example shown on page 6 of Exhibit F (i.e., Sign Type J). Landlord further agrees that Tenant shall have the right, at Tenant's sole cost and expense, to install Tenant's name and logo on the street monument sign base for each Building, and at one location on each Building, subject to Landlord's prior written approval, which shall not be unreasonably withheld so long as such signage complies with Landlord's then applicable signage standards for the Project (i.e., Sign Type B) and any other necessary governmental or private approvals.


               C. PARKING. During the period in which Tenant leases all of the Project Buildings hereunder, Tenant shall have the right to use all of the parking spaces in the Project. During all other periods, Tenant shall have the right to park in the Project's parking facilities in common with other tenants of the Project upon terms and conditions, as may from time to time be established by Landlord. Landlord shall not voluntarily impose a parking charge or fee for the use of the parking facilities, but Landlord reserves the right to pass through to Tenant (or to the user of such parking facilities) any parking fees or any other charges required by any governmental or quasi-governmental agency to be paid or collected by Landlord in connection with the use such parking facilities. Tenant agrees not to overburden the parking facilities (i.e., use more than its prorata share of the number of parking stalls indicated on the Schedule) and agrees to cooperate with Landlord and other tenants in the Project in the use of the parking facilities. Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants in the Project. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body. Landlord, at its sole cost, shall cause six (6) stalls to be marked "visitor" and two (2) stalls to be marked

"motorcycle" adjacent to the entrance of each Building.

               D. PROHIBITION AGAINST USE OF ROOF AND STRUCTURE OF BUILDING. During the period in which Tenant leases the entire space within a particular Building, Tenant shall have access to the roof of such Building to perform its obligations hereunder and for the installation, maintenance and repair of a satellite dish, other telecommunications and/or HVAC equipment (collectively "Roof Equipment") for Tenant's own use (i.e., Tenant shall not rent space on the roof to third parties). Tenant shall not install any Roof Equipment on any of the roofs without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall obtain at its sole expense and comply with all applicable Governmental Requirements and any reasonable installation and screening requirements imposed by Landlord. Any work performed by Tenant on the roof shall be subject to the terms and conditions set forth in Section 5 (i.e., the Alterations provision). Tenant shall be solely responsible for repairing any damage to the roof and or Building caused by Tenant's installation, operation or removal of such Roof Equipment. Upon the termination of this Lease for any reason, or the expiration of this Lease as to such Building, Tenant, at its sole cost and expense, shall at Landlord's request, remove any or all of the Roof Equipment from the Building(s) and repair any damage cause to the roof or Building during such removal.

        7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use, maintenance and repair of the Premises. Tenant shall also comply with all reasonable rules for the Project which may be established and amended from time to time by Landlord. The present rules and regulations are contained in Exhibit G. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and any other tenants in the Project under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease. Notwithstanding the foregoing, in the event a change in the Governmental Requirements occurs after the date the applicable building permits are pulled for the Building Shells which requires certain improvements or alterations to the structural components of the Building, then Landlord shall make such structural improvements or alterations, provided that the costs incurred by Landlord in performing such improvements or alterations shall constitute an Included Capital Item for purposes of Section 2C and be passed through to Tenant (and any other tenants in such Building).

        8.     REPAIR AND MAINTENANCE.

               A. LANDLORD'S OBLIGATIONS. Landlord shall keep in good order, condition and repair (i) the structural parts of the Building, which structural parts include only the foundation and subflooring of the Building and the structural support system, the exterior walls and doors of the Building (including the repair of any exterior door and window leaks, but excluding the interior surfaces of exterior walls, windows, doors, ceiling and plateglass which shall be maintained and repaired by Tenant), (ii) the roof membrane, and
(iii) subsurface plumbing, electrical, phones and gas lines running from the street to each Building, and (iv) the common areas of the Project. The costs incurred by Landlord to perform the foregoing obligations to the extent they are deemed "Operating Costs" (as defined in Section 2C) shall be passed through to Tenant (and, if applicable, any other tenants in the Project), except that any damage to any of the foregoing caused by the negligence or intentional wrongful acts or omissions of Tenant or of Tenant's agents, employees, contractors or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Tenant or Tenant's agents, employees, contractors or invitees during the performance of any Work shall be repaired by Landlord, solely at Tenant's expense, or at Landlord's election, such repairs shall be made by Tenant, at Tenant's expense, with contractors approved by Landlord. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease. Notwithstanding the foregoing, in the event of an emergency (including any condition posing eminent risk of personal injury or property damage), Tenant shall have the right to effect such repairs as may be necessary or, in Tenant's reasonable determination, appropriate. Tenant shall use reasonable efforts to notify Landlord prior to commencing any such repairs. Such repairs shall be performed in a good and workmanlike manner. Landlord shall reimburse Tenant, within thirty
(30) days after presentation of invoices, for expenses actually incurred.

               B. TENANT'S OBLIGATIONS. Tenant shall at all times and at its own expense clean, keep and maintain in good order, condition and repair every part of the Premises (including Tenant's fixtures and personal property) which is not within Landlord's obligation pursuant to Section 8A. Tenant's repair and maintenance obligations shall include, all plumbing and sewage facilities within the Premises, fixtures, interior walls and ceiling, floors, windows, doors, entrances, plateglass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall also be responsible for all pest control within the Premises, and for all trash removal and disposal for the Premises. Tenant shall obtain HVAC systems preventive maintenance contracts with bimonthly or monthly service in accordance with manufacturer recommendations, which shall be subject to the reasonable prior written approval of Landlord and paid for by Tenant, and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking at sheet metal, and recaulking of jacks and vents on an annual basis. Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in such HVAC systems. If Landlord reasonably determines that Tenant is not performing adequately its maintenance obligations hereunder, Landlord may elect to perform all repairs and maintenance itself, at Tenant's expense, to the Building's mechanical, electrical, plumbing, automatic fire extinguisher/sprinkler system and HVAC systems.

        9.     WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

               A. WAIVER OF CLAIMS. Landlord and Tenant, for themselves and their respective employees, agents and insurers, hereby release each other from any liability for personal injury, property damage, rental loss or business interruption (including any claims arising by way of subrogation) that is caused by or results from any risk insured against under any insurance policy maintained or required to be maintained by such party. Each party shall notify its insurer of the foregoing waiver and shall obtain any special endorsement, if required by their insurer, to evidence compliance with the foregoing waiver.

               B. INDEMNIFICATION. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in or around the Project and arising from the use of the Premises or from any other act, omission, negligence or intentional misconduct of Tenant, its employees, agents or invitees, or Tenant's breach of its obligations hereunder. Tenant's obligations under this section shall survive the termination of this Lease.

               Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury or damage to person or the Premises to the extent caused by the negligence or intentional misconduct of Landlord or any of Landlord's employees or agents, or Landlord's breach of its obligations hereunder. Landlord's obligations under this section shall survive the termination of this Lease.

               C. TENANT'S INSURANCE. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time; provided such terms and conditions shall not exceed those customarily required in similar buildings located in San Jose,
California:

                      (1) Commercial general liability insurance, with (a) contractual liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

                      (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property and business interruption. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

                      (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                             Each Accident                       $500,000
                             Disease--Policy Limit               $500,000
                             Disease--Each Employee              $500,000

Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

        Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent, mortgagee and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 9C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

                      (4) Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                             (a)    Commercial General Liability Insurance,
including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

                             (b)    Workers' compensation or similar insurance
in form and amounts required by law, and Employer's Liability with not less than the following limits:

                      Each Accident                       $500,000
                      Disease--Policy Limit               $500,000
                      Disease--Each Employee              $500,000

                      Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

                      Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

               D. INSURANCE CERTIFICATES. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

               E. LANDLORD'S INSURANCE. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and commercial general liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

        10.    FIRE AND OTHER CASUALTY.

               A. TERMINATION. If a fire or other casualty causes substantial damage to any Building, the Premises or outside areas, and sufficient insurance proceeds will be available to Landlord to cover the cost of any restoration, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building, the Premises and outside areas substantially to the condition they were in immediately prior to such casualty, using standard working methods without the payment of overtime and other premiums. If the time needed exceeds six (6) months from the date of the casualty, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease (unless Tenant exercises any valid Extension Option), then either Landlord or Tenant may terminate this Lease by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. If sufficient insurance proceeds, plus any contribution that either party may voluntarily offer, will not be available to Landlord to cover the cost of any restoration to the Building or the Premises, Landlord may terminate this Lease by written notice to Tenant. Any termination pursuant to this Section 10A shall be effective thirty (30) days from the date of such termination notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

               B. RESTORATION. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds, plus any contribution that either party may voluntarily offer, and diligently restore the Building, the Premises and the outside areas subject to current Governmental Requirements. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Building or Premises (i.e., the "Building Shell", as defined elsewhere herein, and Landlord's standard tenant improvements, which in no event shall exceed $25 per square foot), as the case may be, and Tenant shall, at Tenant's expense, replace or fully repair its damaged improvements (including any Tenant Improvements in excess of the building standard), personal property and fixtures, to the extent deemed appropriate by Tenant. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property and trade fixtures or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

        11. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business (including a substantial taking of the parking area of the Project), then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking unless Tenant consents in writing to maintain this Lease in effect. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. In the event of a partial taking that does not result in the termination of this Lease, Landlord shall promptly reconstruct the affected portions of the Project into an architecturally complete unit, including, for example, replacement curbs, gutters, driveways, landscaping, parking stalls, lighting, sidewalks, demising walls, doorways and lavatories. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's personal property, trade fixtures, the unamortized balance of any Tenant Improvements or Work paid for by Tenant, loss of goodwill or its relocation costs. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations as set forth herein.

        12. RIGHTS RESERVED TO LANDLORD. Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to Tenant of any kind:

               A. Name. Upon not less than sixty (60) days prior notice to Tenant to change the name of all or any of the Buildings or the Project, or the street address of the Buildings or the suite number(s) of the Premises. Notwithstanding the foregoing, Landlord agrees that Tenant shall have the right to change the name of the Project during any period in which it leases all of the Project Buildings, provided that such name includes the "Clarify" name in it. In the event Tenant leases two or more of the Buildings, but less than all of the Project Buildings, then Landlord shall have the right to change the name of the Project so long as a generic name is used (i.e., Landlord shall not name the Project after another tenant in the Project). In the event Tenant leases less than two of the Project Buildings, Landlord shall have the right to change the name of the Project to anything (including one which includes the name of another tenant in the Project). In addition, if Tenant is successful in getting the street address changed for Buildings C and D from West Trimble Road to Orchard Parkway, then Landlord agrees that it shall not change the address of Buildings C and D during any period in which all of the space in such Buildings is leased by Tenant.

               B. Signs. To install, modify and/or maintain any signs on the exterior and in the interior of the Buildings or on the Project, and to approve at its reasonable discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Buildings, subject to Tenant's signage rights in Section 6.B. Notwithstanding the foregoing, during any period in which Tenant leases all of the Project Buildings, any exterior signs which Landlord wishes to install at the Project to the extent they are not contemplated in Exhibit F shall be subject to Tenant's reasonable approval. Interior signage within any Building shall be subject to Landlord's prior written approval only when such Building is leased by Tenant and another entity unrelated to Tenant. Landlord shall be permitted to post "For Lease" signs (or similar such signs) during the last nine (9) months of the Term, or upon Landlord's recapture of any space, or upon Tenant's default in the performance of its obligations hereunder (beyond any applicable notice and cure period).

               C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

               D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises subject to Tenant's reasonable security requirements. Tenant shall not alter or add any lock or bolt without providing a key to Landlord.

               E. Access. To have access to the Premises with twenty four hour prior notice (except in the case of an emergency in which case Landlord shall have the right to immediate access) to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

               F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

               G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

               H. Show Premises. To show the Premises to prospective purchasers, brokers, lenders, mortgagees, investors, rating agencies or others and, during the last nine (9) months of the Term, to prospective tenants, at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

               I. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, in the event Tenant defaults hereunder, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

               J. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

               K. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

               L. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

               Landlord shall give Tenant reasonable notice prior to exercising any right requiring the physical presence of Landlord or its agents, employees, contractors or invitees on the Project to inspect or to perform work in the Premises. All work in or affecting the Premises shall be done in a manner which minimizes the interference with the conduct of Tenant's business. Landlord and its agents, employees, contractors, and invitees shall at all times comply with Tenant's reasonable security requirements. All debris resulting from such activities shall be removed daily, all tools, equipment, supplies and materials shall be removed from the Premises promptly upon completion of work, and Landlord shall repair any damage to the Premises and Tenant's improvements, alterations, fixtures, equipment and other property resulting from such activities. No alteration, addition, repair or modification of or to the Premises, Building or Project shall (i) decrease the size of or adversely affect access to the Premises; (ii) materially and adversely affect access to or usability of the parking areas of the Project, or materially and permanently reduce the number of parking spaces available to Tenant, or (iii) adversely affect the appearance of the Project.

        13. TENANT'S DEFAULT. Any of the following shall constitute a default by Tenant:

               A. Rent Default. Tenant fails to pay any Rent within five (5) days after notice that such payment was not paid when due, provided that Tenant acknowledges that such notice shall be in lieu of and not in addition to any notice required to be given by Landlord to commence an unlawful detainer action (or similar eviction proceeding) under the then applicable law;

               B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 18 Assignment and Sublease or
Section 29 Hazardous Substances;

               C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and this failure continues for fifteen (15) days after written notice from Landlord, except that if Tenant begins to cure its failure within the fifteen (15) day period but cannot reasonably complete its cure within such period, then, Tenant shall not be in default so long as Tenant continues to diligently attempt to cure its failure the fifteen (15) day period shall be extended to ninety (90) days, or such lesser period as is reasonably necessary to complete the cure;

               D. Credit Default. One of the following credit defaults occurs:

                      (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty
(30) days or results in the entry of an order for relief against Tenant which is not fully stayed within thirty (30) days after entry;

                      (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                      (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

               E. Vacation or Abandonment Default. Tenant vacates or abandons the Premises.

        14. LANDLORD REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. In the latter case, this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

               B. Possession Termination Damages. If Landlord elects to terminate Tenant's possession without terminating this Lease and Landlord takes possession of the Premises itself, then Landlord may relet for Tenant's account all or any portion of the Premises for such rent, length of time and other terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and reasonable costs of redecorating the Premises required by the reletting and like costs. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the date the Rent is due, less the rent and other sums received by Landlord from any releasing of the Premises. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

               C. Lease Termination Damages. If Landlord elects to terminate this Lease, then this Lease shall terminate on the date for termination set forth in such notice. Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. On termination, Landlord has the right to recover from Tenant as damages:

                      (1) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                      (2) The worth at the time of award of the amount by which the unpaid

Rent and other sums due and payable which after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                      (3) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                      (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, to the condition conforming to that which is required under Section 15 hereof, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs reasonably necessary or appropriate to relet the Premises; plus

                      (5) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

        The "worth at the time of award" of the amounts referred to in Sections 14C(1) and 14C(2) is computed by allowing interest at the maximum rate permitted by law on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 14C(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

               D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

               E. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE



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

COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

        15. SURRENDER. Upon the expiration or earlier termination of this Lease for any reason, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, except for (i) normal wear and tear, (ii) damage by fire or other casualty, (iii) effects of any condemnation,
(iv) any Work (as defined in Section 5A) not required to be removed by Tenant, and (v) Hazardous Substances for which Tenant is not responsible under this Lease, with all interior walls repaired and repainted if damaged, all carpets vacuumed, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm acceptable to Landlord, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all Tenant's personal property and all of Tenant's Work required to be removed pursuant to Section 5E, and restore the Premises to the condition which existed prior to their installation (or as otherwise specified by Landlord in its approval of such Work). If Tenant fails to remove any alterations and/or Tenant's personal property, and such failure continues after the termination of this Lease, Landlord may retain or dispose of such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such alterations and Tenant's personal property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability, including attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

        16. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a tenant at sufferance only, for the entire Premises upon all of the terms of this Lease as might be applicable to such tenancy, except that Tenant shall pay all of the Base Rent, Operating Cost Share Rent and Tax Share Rent at 150% of the rate in effect immediately prior to such holdover, computed on a daily basis for each day Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages resulting from Tenant's holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

        17.    SUBORDINATION TO GROUND LEASES AND MORTGAGES.

               A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) business days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its sole option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant. At any time that the Project is made subject to any ground lease or mortgage, Landlord shall use commercially reasonable efforts to cause the mortgagee or ground lessor to deliver to Tenant a subordination non-disturbance agreement ("SNDA") reasonably acceptable to Tenant, providing that so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Premises under the terms of this Lease, even if the ground lessor should terminate the ground lease or if the mortgagee or its successor should acquire Landlord's title to the Project. Landlord shall have no obligation to participate in or otherwise engage in any negotiations regarding the SNDA, but if Landlord does so, at Tenant's request, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with such negotiations within thirty (30) days of Tenant's receipt of an invoice therefor.

               B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) business days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

               C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent any security deposit is received by such ground lessor or mortgagee.

               D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Exhibit D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Exhibit or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

               E. Definitions. As used in this Section 17, "mortgage" shall include "trust deed" and "deed of trust", and "mortgagee" shall include "trustee", "beneficiary" and the mortgagee of any ground lessee, and "ground lessor," "mortgagee," and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

        18.    ASSIGNMENT AND SUBLEASE.

               A. In General. Except in the case of a "Permitted Transfer" (as defined in Section 18F below), Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease,
(ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's reasonable attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting (not to exceed $1,500.00, as may be adjusted for increases in CPI during the Term), unless Tenant challenges such disapproval or conditional approval. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety other than to a "Tenant Affiliate" as defined in Section 18F below, any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein and its permitted transferees.

               B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if
(i) Tenant is in default under this Lease (beyond any applicable notice and cure period), (ii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iii) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's reasonable standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, or (iv) the proposed assignee or subtenant is a government entity. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

               C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least fifteen (15) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease agreement, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. Landlord shall keep all such information confidential. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this

Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires. Landlord shall respond in writing within ten (10) days after receipt of the foregoing information. Landlord's failure to respond timely shall constitute Landlord's disapproval. Any disapproval shall state the reasons therefor.

               D. Excess Payments If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of any such excess immediately upon receipt; provided that Tenant shall first be entitled to recover the reasonable brokerage commissions, advertising, legal fees and alteration costs actually incurred by Tenant in connection with such sublet.

               E. Recapture. Except in the case of Permitted Transfer, if Tenant proposes to assign this Lease or sublet all or any portion of the Premises for the balance of the Term, Landlord, may, by giving written notice to Tenant within fifteen (15) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

               F. Permitted Transfers to Affiliates. If no default on the part of Tenant has occurred and is continuing (after notice and expiration of applicable cure periods), Tenant may assign this Lease or sublet any portion of the Premises (hereinafter collectively referred to as a "Permitted Transfer") to
(i) a parent or subsidiary of Tenant, or an entity under common control with Tenant, (ii) an entity into which Tenant is merged or consolidated, (iii) an entity to which substantially all of Tenant's assets are transferred, (iv) any independent contractors under contract to provide services to or for the benefit of Tenant, including vending machine companies, food service providers and consultants who are providing services to Tenant, or (v) an association or joint venture in which Tenant has a material interest as evidenced in a written partnership or joint venture agreement (collectively, "Tenant Affiliate"), without first obtaining Landlord's written consent and without regard to the recapture right in Section 18E, if Tenant notifies Landlord at least ten (10) business days prior to the Permitted Transfer and provides Landlord with information satisfactory to Landlord in order to determine the net worth both of the successor entity and of Tenant immediately prior to such assignment, and showing the net worth of the successor to be at least equal to the net worth of Tenant, and in the case of a Permitted Transfer to an association or joint venture in which Tenant has a material interest, a copy of the executed partnership or joint venture agreement which documents that Tenant has a material interest in such association or joint venture.

        19. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations of Landlord under this Lease occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations provided that the transferee of Landlord's interest shall have assumed and agreed to observe and perform, in writing and for Tenant's benefit, all of the Landlord's obligations under this Lease arising after the date of such transfer. This Lease shall not be affected by any such transfer.

        20. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) business days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters concerning the status of the Lease as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the party which failed to deliver such statement (the "Non-certifying Party") that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance (subject to any adjustments for Operating Cost Share Rent and Tax Share Rent), that the Tenant has paid the security deposit specified in this Lease, and that the Non-certifying Party has no claims or offsets against the requesting party.

        21. LEASE DEPOSIT. Tenant shall deposit with Landlord on the date Tenant executes and delivers this Lease to Landlord the cash sums set forth in the Schedule for both Prepaid Rent and Security Deposit (collectively, the "Lease Deposit"). The Prepaid Rent shall be applied by Landlord against the first full month's Base Rent payment obligation hereunder. The Security Deposit shall be held by Landlord during the Term as security for the performance of all of Tenant's obligations hereunder. If Tenant defaults under this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of any damage to the Premises caused by Tenant or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord as set forth in California Civil Code Section 1950.7. To the extent any portion of the Security Deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

        If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

        22. FORCE MAJEURE. Neither party shall be in default under this Lease to the extent such party is unable to perform any of its obligations on account of any prevention, delay, stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of God, national emergency, or any other cause of any kind beyond the reasonable control of such party (except financial inability) (collectively "Force Majeure").

        23.    INTENTIONALLY OMITTED.

        24. NOTICES. Except for construction related notices during the Construction Period as described below, all notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

               A.     Landlord. To Landlord as follows:
                      CarrAmerica Realty Corporation
                      1810 Gateway Drive, Suite 150
                      San Mateo, California 94404
                      Attn:  Market Officer

with a copy to:       CarrAmerica Realty Corporation
                      1850 K Street, N.W., Suite 500
                      Washington, D.C. 20006
                      Attn:  Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

               B.     Tenant. To Tenant as follows:
                      Prior to Commencement Date:

                      Clarify Inc.
                      2125 O'Nel Drive
                      San Jose, California 95131-2032
                      Attn: Ted Lewis

                      After Commencement Date:

                      Clarify Inc.
                      106 West Trimble Road
                      San Jose, California
                      Attn: Business Operations Manager
or to such other person at such other address as Tenant may designate by notice to Landlord.

Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

Notwithstanding the foregoing, Landlord and Tenant agree that during the period in which the construction of the Building Shells and Tenant Improvements is occurring (the "Construction Period"), that each party shall designate a person to whom all notices regarding such construction shall be sent. The parties further agree that such notices may be sent during the Construction Period via facsimile machine to the fax numbers indicated below and that such notices shall be deemed received by the other party on the day such notice is sent, provided that the sending party receives and retains confirmation that transmission to the other party's fax number was successful.

               C.     Landlord. To Landlord as follows:

                      CarrAmerica Realty Corporation
                      1810 Gateway Drive, Suite 150
                      San Mateo, California 94404
                      Attn: Virginia Belsheim
                      Fax No.: (650) 655-6803

               D.     Tenant. To Tenant as follows:

                      Clarify Inc.
                      2125 O'Nel Drive
                      San Jose, California 95131-2032
                      Attn: Gary Silva
                      Fax: (408) 573-3001

At the end of the end of the Construction Period (and in the case of all non-construction related notices during the entire Term) notices shall be delivered as provided in Sections A and B, above.

        25     QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord, subject to all of the terms of this Lease.

        26     REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Landlord shall pay the commission due the broker(s) listed in the Schedule in accordance with Landlord's standard leasing commission policies and procedures.

Tenant shall indemnify and defend Landlord against any claims for commission or fees made by any other broker or third party claiming through or on behalf of Tenant in connection with this Lease.

27.     MISCELLANEOUS.

               A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 18, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

               B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or which are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten (10) days of Tenant's receipt of Landlord's statement.

               C. Meaning of "Landlord," "Re-Entry," "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

               D. Time of the Essence. Time is of the essence of each provision of this Lease.

               E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

               F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

               G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

               H. Lease Modification. Tenant agrees to modify this Lease in any way reasonably requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's rights or interests under this Lease.

               I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

               J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly (but in any event within ten (10) days after receipt of such notice) begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant upon notice to Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

               K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

               L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

               M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

               N. Entire Agreement. This Lease, together with all Appendices, Schedules and Exhibits constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

               O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

               P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with the Project.

               Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

               R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

               S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

               T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

               U. Survival. All obligations of Landlord and Tenant under this Lease which are required to be, but are not, performed prior to the expiration or termination of the Lease and the indemnity provisions of this Lease shall survive the termination of this Lease.

               V. Rent Not Based on Income. No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

               W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

               X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 13A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five
(5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

               Y. Tenant's Financial Statements. Within ten (10) days after Landlord's written request therefor, Tenant shall deliver to Landlord the current publicly available financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with, if such is Tenant's customary practice with respect to such financial statements, an opinion of a certified public accountant (provided that interim reports need not be audited), including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

               Z. Attorneys' Fees. If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease to recover Rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and related court costs, including expert witness fees, as may be fixed by the court or jury. The prevailing party shall be the party that obtains substantially the relief which was sought.

        28. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any reasonable amendment proposed by Landlord to avoid such income, so long as the amendment does not alter the timing or amount of any payments required under this Lease or require Tenant to accept fewer services from Landlord than this Lease provides or otherwise materially and adversely affect Tenant's rights and interests under this Lease. Landlord shall reimburse Tenant upon demand for Tenant's reasonable costs to effect such amendment.

        29.    HAZARDOUS SUBSTANCES.

               A. Prohibition Against Hazardous Substances. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion.

Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees shall strictly comply with all applicable Governmental Requirements. Tenant shall indemnify, defend and hold Landlord harmless from and against any liabilities, losses, claims, damages, penalties, fines, attorneys' fees and court costs, remediation costs, investigation costs and any other expenses which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant, its agents, employees, contractors or invitees. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall permit reasonable access to conduct such testing; provided that such testing shall be done in a manner that minimizes any interference with the conduct of Tenant's business and is done at Landlord's expense, subject to Tenant's indemnification obligation as provided in the preceding sentence. Notwithstanding the foregoing, Tenant may use and store in the Premises such inks, document duplication fluids, janitorial cleaning fluids, lubricants and other customary office or household supplies (the "Necessary Hazardous Substances") as are necessary in the normal operation of Tenant's business in the Premises, if Tenant (i) uses and stores all Necessary Hazardous Substances in accordance with all applicable Governmental Requirements; (ii) indemnifies and holds Landlord harmless from any claims, costs or damages arising from the presence of any Necessary Hazardous Substances in the Building; and (iii) pays any increased insurance premiums arising from the presence of any Necessary Hazardous Substances in the Building.

               B. "Hazardous Substances" means any hazardous or toxic substances, materials or waste the presence, use or disposal of which are or become regulated by any local government authority, the state in which the Project is located or the United States government, including those substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws.

        30. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

        31. RIGHT OF FIRST NEGOTIATION. Provided that Tenant is not then in default in the performance of any of its obligations under this Lease (beyond any applicable cure period) and subject to the terms and conditions set forth herein, Landlord grants to Tenant the following right of first negotiation ("Right of First Negotiation") with respect to any property now owned or hereafter acquired by Landlord within 250 yards of the Project (the "Expansion Space"). Subject to the terms and conditions set forth herein, Tenant shall have the Right of First Negotiation with respect any Expansion Space which may become available during the Term. When any Expansion Space becomes available, Tenant shall have thirty (30) days following its receipt of Landlord's notice that such space is available to respond. Landlord's notice shall include the general terms on which Landlord proposes to lease the Expansion Space. Tenant's failure to respond during such period shall be deemed to be Tenant's election to pass on the available space.

In the event Landlord receives written notice from Tenant during such period of Tenant's interest in the available space, then Landlord and Tenant shall meet and confer within the thirty (30) day period following Landlord's receipt of Tenant's notice to agree on the terms and conditions upon which Tenant would lease the Expansion Space from Landlord. If Landlord and Tenant are able to agree on the terms on which Landlord would lease any Expansion Space to Tenant, Landlord and Tenant agree to execute an amendment to this Lease to incorporate the Expansion Space and those terms agreed to by Landlord and Tenant. In the event Landlord and Tenant are unable to agree on the terms for any Expansion Space within the thirty (30) day period following Landlord's receipt of Tenant's notice regarding Tenant's interest in the available space (or in the event Tenant passes on such space, or is deemed to have passed on such space), Landlord shall be free to market such space to any third parties without any liability to Tenant. Landlord and Tenant agree to negotiate in good faith taking into consideration the following factors: (i) the rental rates of similar projects in the geographic area of the Project (including the rent, operating costs, and all other monetary payments that Landlord could obtain for the Expansion Space from a third party desiring to lease such space, the services provided under the terms of the Lease, the obligation, or lack thereof, to pay tenant improvement costs and leasing commissions in connection with such renewal and all other monetary payments then being obtained for new leases of space comparable to such space), and (ii) it should be assumed that the Expansion Space will be used for the highest and best use allowed under the Lease. The Right of First Negotiation described herein is personal to Tenant and Tenant's Affiliates and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant and Tenant's Affiliates, without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion.

        32. EXTENSION OPTION. Subject to Subsection B below, Tenant may at its option extend the Term of this Lease as to Buildings B and C for three (3) successive periods of five (5) years each. Provided that Tenant has exercised the prior and concurrent extension options then available as to Buildings B and C, Tenant shall also have the option to extend the Term of this Lease as to Buildings A and D for two (2) successive periods of five (5) years each, and (provided that Tenant has previously exercised the prior and concurrent extension options then available as to Buildings A, B, C, and D) Tenant shall have an additional option to extend the Term of this Lease as to Buildings A and D for a period of four (4) years. Each such renewal period is called a "Renewal Term". Each Renewal Term shall be upon the same terms contained in this Lease, except that the payment of Base Rent and any Tenant Improvement Allowance during the Renewal Term shall be determined in the manner set forth below; and any reference in the Lease to the "Term" of the Lease shall be deemed to include any Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options.

               A. The Base Rent during a Renewal Term shall be the greater of (i) the Base Rent applicable to the last day of the final Lease Year prior to the applicable Renewal Term, or (ii) the then Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term. "Market Rate" shall mean the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in other projects of similar quality in the vicinity of the Project and taking into account the age, condition, size extent of improvement, Landlord provided services and other aspects of such comparable projects to the Project which would affect market rental values at the commencement of the applicable Renewal Term, including the value of any leasehold improvements installed in the Premises by Landlord or Tenant.

               B. To exercise any option, Tenant must deliver a binding notice to Landlord not earlier than twelve (12) months nor later than ten (10) months prior to the expiration of the initial Term of this Lease, or the prior Renewal Term, as the case may be. The Market Rate for the particular Renewal Term shall be calculated pursuant to Subsection C below. Such calculations shall be final and shall not be recalculated at the actual commencement of such Renewal Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

               C.     Market Rate shall be determined as follows:

                      (i) If Tenant provides Landlord with its binding notice of exercise pursuant to Subsection B above, then within thirty (30) days of Landlord's receipt of Tenant's exercise notice (or, at Landlord's election, at an earlier point), Landlord shall calculate and inform Tenant of the Market Rate. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within fifteen (15) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord's calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within thirty
(30) days after Landlord's receipt of Tenant's notice of rejection, then the Market Rate shall be determined in accordance with (ii) below.

                      (ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said thirty (30) day period, then within seven (7) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) below.

                      (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising comparable research and development/office space within a five (5) mile radius of the Project (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

                      (iv) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

               D. Tenant's option to extend is personal to Tenant and Tenant Affiliates and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant (or the transferee in a "Permitted Transfer", as defined in Section 18F), without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) except for a "Permitted Transfer" (as defined in Section 18F), Tenant shall not have assigned the Lease, or sublet any portion of a particular Building for which an extension is sought under a sublease which is effective at any time during the final six (6) months of the initial Term or the First Renewal Term, as applicable.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                      LANDLORD
                      CARRAMERICA REALTY CORPORATION, a Maryland corporation


                      By:
                         ----------------------------------
                      Print Name:   Philip L. Hawkins
                      Print Title:  Managing Director

                      Date:  7/6/98
                           --------------------------------

                      TENANT:
                      CLARIFY INC., a Delaware corporation


                      By:
                         ----------------------------------
                      Print Name:   Jan A. Praisner
                      Print Title:  CFO
                      Date:         7/2/98

                                    EXHIBIT A

                  DESCRIPTION OF PROJECT AND PREMISES/BUILDINGS









[A diagram of Project and approximate footprint of Buildings is inserted here in the actual exhibit. Descriptions include total parking of 868 cars, Building A area of 64,512 S.F., Building B area of 64,512 S.F., Building C area of 64,512 S.F., Building D area of 64,512 S.F. and total building area of 258,048 S.F. ]

                                    EXHIBIT B

                         COMMENCEMENT DATE CONFIRMATION


        Landlord: CarrAmerica Realty Corporation, a Maryland corporation

        Tenant:   Clarify Inc., a Delaware corporation

                This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of _________, 199__ (the "Lease") for certain premises known as [INSERT BUILDING ADDRESS] (the "Premises"). This Confirmation is made pursuant to Section 1A of the Lease.

        1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date for the Building or Buildings described above of the Lease is _____________, 199__, and the Termination Date of the Lease for such Building or Buildings is _______________, _____.

        2. Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises is acceptable in all respects in its current "as is" condition.

        3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                                            TENANT:
                                            CLARIFY INC.,
                                            a Delaware corporation


                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________


                                            LANDLORD:
                                            CARRAMERICA REALTY CORPORATION,
                                            a Maryland corporation

                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________

                                    EXHIBIT C

                          CURRENT CONSTRUCTION SCHEDULE

[A graphical construction schedule is inserted in the actual exhibit. In addition, the following activity, responsible party and duration in business days were described:

Activity                                               Responsible Party          Duration in Business Days
--------                                               -----------------          -------------------------
Lease execution                                        Landlord and tenant        Start

Select TI contractor from list in lease                      Tenant               5 days form execution

Execute preconstruction agreement with
contractor                                                  Landlord              3 days from selection

Cause tenant's architect to complete schematic
design                                                       Tenant               20 days from lease execution

Cause contractor to prepare schematic design
cost estimate and submit to tenant                          Landlord              25 days from lease execution

Approve schematic design cost estimate                       Tenant               3 days from schematic cost estimate

Approve schematic design                                    Landlord              3 days from schematic desig

Provide names of preferred subcontractors for
mech, plumb., elect.                                         Tenant               5 days from lease execution

Cause landlord's architect to submit completed
construction documents to tenant                            Landlord              40 days from approval of schem.
                                                                                  cost estimate
Negotiate GMAX with contractor and submit to
tenant for approval, including bids from preferred
subcontractors                                              Landlord              55 days from approval of schem.
                                                                                  cost estimate
Approve GMAX and subcontractors                              Tenant               5 days from submitted by landlord

Approve construction documents                               Tenant               5 days from submitted by landlord

Execute GMAX contract and issue notice to
proceed to contractor                                       Landlord              1 day from approval of construction
                                                                                  documents and of GMAX
Secure building permits                                     Landlord              45 days from approval of const.
                                                                                  docs and GMAX
Cause contractor to substantially complete tenant

Improvements                                                Landlord              60 days from receipt of building
                                                                                  permits
Approve correction list                                      Tenant               5 days from substantial completion

Cause contractor to complete correction list
and project closeout documentation                          Landlord              10 days from receipt of correction list

                                    EXHIBIT D

                          TENANT IMPROVEMENT AGREEMENT

        THIS TENANT IMPROVEMENT AGREEMENT ("Agreement") is attached to and made an integral part of that certain Lease dated June 18, 1998, between CarrAmerica Realty Corporation, as Landlord, and Clarify Inc., as Tenant (the "Lease"). Any terms which are capitalized but not defined in this Agreement, shall have the same definition given such terms in the Lease.

        1. INITIAL TENANT IMPROVEMENTS. Landlord shall improve the Premises in accordance with approved Tenant Improvements Plans, as defined below (such initial improvements are referred to herein as the "Tenant Improvements"). Landlord shall perform the Tenant Improvements, at Tenant's cost, subject to the Landlord's contribution of the "Tenant Improvement Allowance" (as hereinafter defined).

               (a) Selection of Contractor (and Identification of Certain Subcontractors) for Construction of Tenant Improvements. During the time period set forth in the Construction Schedule, Tenant shall interview and select one of the following three (3) licensed general contractors: Rudolph & Sletten, South Bay Development and Construction, and DPR Construction, to construct the Tenant Improvements (the "Tenant Improvements Contractor"). In the event Rudolph & Sletten is chosen as the Tenant Improvements Contractor, the Tenant Improvements Contractor's fee for the construction of the Tenant Improvements shall not exceed a profit of 2.25%. The management fee for any other entity chosen as the Tenant Improvements Contractor shall be the amount contained in the Construction Agreement. Landlord shall not charge any construction management fee in connection with the construction of the initial Tenant Improvements. During this same time period, Tenant shall cause Tenant's Architect (as defined below) to submit to Landlord the names of the three subcontractors for the major trades (i.e., mechanical, plumbing and electrical) which Tenant wishes to include in the bid process described in Section 1(g)(ii) below.

               (b) Landlord's Execution of Preconstruction Agreement with Tenant Improvements Contractor. Following Tenant's selection of the Tenant Improvements Contractor, Landlord shall enter into a preconstruction agreement ("Preconstruction Agreement") with the Tenant Improvements Contractor within the time period set forth in the Construction Schedule. Under the Preconstruction Agreement, the Tenant Improvements Contractor shall provide certain preconstruction services to Landlord and Tenant, such as assisting Landlord, Tenant and Tenant's Architect (as defined below) in estimating the time and costs associated with the construction of the Tenant Improvements. All costs incurred under the Preconstruction Agreement shall be part of the Tenant Improvements Costs payable out of the Tenant Improvement Allowance; provided in no event shall the costs incurred thereunder exceed $25,000.

               (c) Tenant's Architect's Preparation of Schematic Design Documents. Tenant shall select and engage its own architect ("Tenant's Architect") to conduct all of the interviews and gather all of the other information necessary to develop the "Schematic Design Documents" to the degree of completeness defined by the American Institute of Architects (the "AIA"). The Schematic Design Documents shall be prepared and submitted by Tenant to Landlord within the time period set forth in the Construction Schedule. Tenant shall copy Landlord's Architect and the Tenant Improvements Contractor on each draft of such documents and invite Landlord's Architect (as defined below) and the Tenant Improvements Contractor to those meeting concerning such documents as Tenant deems appropriate so that (i) the Tenant Improvements Contractor can provide cost and timing information to to Tenant during the Schematic Design process, and (ii) Landlord's Architect can provide input on such plans prior to their submission for Landlord's approval so that the timing set forth in the Construction Schedule can be maintained.

               (d) Landlord's Approval of Schematic Design Documents. Upon receipt of the Schematic Design Documents, Landlord shall review and approve such documents (or provide Tenant with written explanation of why such documents cannot be approved) within the time period set forth in the Construction Schedule.

               (e) Preparation of Schematic Cost Estimate. Following Landlord's receipt of the Schematic Design Documents, Landlord shall cause the Tenant Improvements Contractor to prepare and submit to Tenant, within the time period set forth in the Construction Schedule, a "Schematic Cost Estimate" for the construction of the Tenant Improvements as contemplated by the approved Schematic Design Documents.

               (f) Tenant's Approval of the Cost Estimate. Following Tenant's receipt of the Schematic Cost Estimate, Tenant shall review and approve the Schematic Cost Estimate within the time period set forth in the Construction Schedule. If Tenant does not approve the Schematic Cost Estimate, it may cause the Tenant's Architect to revise the Schematic Design Documents to reduce the cost associated therewith; provided that any delay in the Substantial Completion of the Tenant Improvements caused by such revisions shall be a "Tenant Delay" for purposes of Section 5 below. In the event Tenant decides to revise the Schematic Design Documents, the processes described above shall be repeated until Tenant approves the Schematic Design Cost for the Schematic Design Documents approved by Landlord.

               (g) Landlord's Architect's Preparation of the Construction Documents. Following Landlord's approval of the Schematic Design Documents and Tenant's approval of the Schematic Cost Estimate associated therewith, Landlord shall cause Ehrlich-Rominger ("Landlord's Architect") to prepare and submit the "Construction Documents" (as defined by the AIA, based on the approved Schematic Design Documents) to Tenant within the time period set forth in the Construction Schedule.

               (h) Landlord's Negotiation of Guaranteed Maximum Price Construction Contract. Following Landlord's approval of the Schematic Design Documents and Tenant's approval of the Schematic Cost Estimate associated therewith, Landlord shall negotiate a guaranteed maximum price construction contract ("Construction Contract", referred to as the "GMAX" in the Construction Schedule) with the Tenant Improvements Contractor for the construction of the Tenant Improvements, which shall include getting bids from at least 3 subcontractors for each of the major trades (i.e., mechanical, electrical and plumbing), including those three subcontractors (if any) identified by Tenant pursuant to Section 1(a) above, and submit the same to Tenant for its approval within the time period set forth in the Construction Schedule.

               (i) Tenant's Approval of the Construction Documents, Construction Contract and Subcontractors. Following Tenant's receipt of the Construction Documents and the proposed Construction Contract (including the bids from the subcontractors for the three major trades), Tenant shall review and approve the same within the time period set forth in the Construction Schedule.

               (j) Execution of Construction Contract and Issuance of Notice to Proceed With Construction of Tenant Improvements. Following the Tenant's approval of the Construction Documents and the Construction Contract, Landlord and the Tenant Improvements Contractor shall execute the Construction Contract and Landlord shall issue a notice to such Contractor to proceed with the construction of the Tenant Improvements within the time period set forth in the Construction Schedule.

               (k) Securing of Building Permits for Construction of Tenant Improvements. Following the Tenant's approval of the Construction Documents and the Construction Contract, Landlord shall cause the Tenant Improvements Contractor to secure the necessary building permits for the construction of the Tenant Improvements within the time period set forth in the Construction Schedule.

               (l) Construction of Tenant Improvements. Following the receipt of the applicable building permits, Landlord shall cause the Tenant Improvements Contractor to substantially complete the Tenant Improvements within the time period set forth in the Construction Schedule. The Tenant Improvements shall be constructed within the Buildings in accordance with the Construction Contract and Landlord's "Tenant Improvement Guidelines", attached to the Lease as Exhibit
E. All Tenant Improvements shall be constructed in a good and workmanlike manner, and only good grades of material shall be used. All Tenant Improvements shall be performed in such a fashion and by such means as necessary to maintain a professional work environment in the areas surrounding the space to be improved. During the construction period, Landlord shall (i) invite Tenant to participate in any regular meetings which Landlord and its representatives may have concerning the construction of the Tenant Improvements, (ii) permit Tenant to observe the Tenant Improvements construction work, so long as such persons do not interfere with the Tenant Improvements Contractor's performance of the Tenant Improvements work, and (iii) periodically inform Tenant as to the status of the Tenant Improvements work.

All selections, preparations, submissions and approvals required above, shall be made within the time periods specified in the Construction Schedule, attached to the Lease as Exhibit C, and failure to do so shall be deemed to be a "delay" caused by the party which failed to timely select, prepare, submit or approve (as the case may be) for purposes of Section 5 below. Neither party shall unreasonably withhold its approval of any documents submitted for its approval. The Construction Schedule for the construction of the Tenant Improvements is attached hereto as Exhibit C. Unless a change to the Construction Schedule is agreed to in writing by both parties, the Construction Schedule shall continue to apply throughout the construction of the Tenant Improvements. The Construction Schedule assumes that work occurs only on "business days". For purposes of the Construction Schedule, the term "business days" shall mean every Monday through Friday, except: 1/2 day on New Year's Eve, New Year's Day, Memorial Day, Independence Day, Labor Day, the day before Thanksgiving Day, Thanksgiving Day, 1/2 day on Christmas Eve and Christmas Day.

        2. CHANGE ORDERS. If Tenant shall require changes to the approved Construction Documents or the Construction Contract ("Change Orders"), Tenant shall deliver to Landlord for its approval, which approval shall not be unreasonably withheld or delayed, a detailed description of the proposed change, including any plans and specifications for such Change Orders, if applicable (collectively, the "Change Order Plans"). Landlord shall within five (5) business days after receipt of Tenant's Change Order Plans, either provide comments to such Change Order Plans or approve the same. If Landlord provides Tenant with comments to the initial draft of the Change Order Plans, and provided Tenant still desires to pursue such Change Order, Tenant shall provide revised Change Order Plans to Landlord incorporating Landlord's comments. Landlord shall then either provide comments to such revised Change Order Plans or approve such Change Order Plans. The process described in the previous sentence shall be repeated, if necessary, until the Change Order Plans have been finally approved by Landlord. After the Change Order Plans have been approved by Landlord and Tenant in writing, they shall be submitted to the Contractor for its review. The Contractor shall promptly upon receipt notify Landlord and Tenant of the estimated increase or reduction in cost and/or construction time which would likely result if such Change Order request is implemented. Following Tenant's receipt of such information from Contractor, Tenant shall have two (2) business days to withdraw such Change Order request. If Tenant fails to withdraw such Change Order request within such time, then the final Construction Documents and Construction Contract shall be amended accordingly to include such Change Order Plans. Tenant shall immediately pay Landlord for any increase in the amounts due under the Construction Contract as a result of such Change Order. In addition, Tenant shall pay for all preparations and revisions of the Change Order Plans (including Landlord's costs in reviewing the same) and the construction of all Change Orders. Any delays in the Substantial Completion of the Tenant Improvements caused by Tenant's Change Orders (whether or not they are implemented) shall constitute a "Tenant Delay" for purposes of Section 5 of this Tenant Improvement Agreement and the Lease.

        3. LANDLORD'S CONTRIBUTION. Landlord shall apply the Tenant Improvement Allowances described in Sections 3C(1), (2) and (3) of the Lease (collectively, the "Tenant Improvement Allowance") toward the costs incurred by Landlord for the Tenant Improvements, including, without limitation, the costs incurred by Landlord in connection with the preparation of the Schematic Design Documents, Schematic Cost Estimate, Construction Documents, Construction Contract and related documents, including any amendments thereto, and obtaining of necessary building permits and approvals. If the estimated cost of the Tenant Improvements exceeds the Tenant Improvement Allowance (the difference being referred to herein as the "Excess Tenant Improvements Costs"), Tenant shall be responsible for such excess; provided that Tenant shall pay to Landlord a proportionate share of such Excess Tenant Improvements Costs each time a progress payment is due under the Construction Contract. Tenant shall pay the proportionate share of each such progress payment due under the Construction Contract which bears the same relationship to the total amount of the progress payment in question as the amount of the total Excess Tenant Improvements Cost bears to the total Tenant Improvements Costs. Tenant shall pay such portion of the Excess Tenant Improvements Costs within five (5) business days of receipt of Landlord's invoice for the same. Any portion of the Tenant Improvement Allowance which has not been used by Landlord (or, if applicable, has not been requested in writing by Tenant) on or before the end of the sixth (6th) month period following the Building A Commencement Date (as defined in the Lease) shall be forfeited, and Landlord shall have no obligation to disburse any remaining amount of the Tenant Improvement Allowance for written requests received after such date.

Landlord and Tenant agree and acknowledge (i) that the City of San Jose imposes certain taxes as a condition to issuing building permits in certain circumstances, including the "Building and Structure Construction Tax" imposed by Chapter 4.46 of the City of San Jose Municipal Code (the "BSC Tax") and the "Commercial-Residential-Mobile Home Park Building Tax" imposed by Chapter 4.47 of the City of San Jose Municipal Code (the "CRM Tax"), (ii) that the rate for these two taxes is higher for a structure designed or intended to be used for "industrial purposes", (iii) if an additional BSC Tax is due upon the issuance of a building permit for the Tenant Improvements because the City of San Jose determines that the Tenant Improvements are intended for "industrial purposes", that such additional taxes shall be paid out of the Tenant Improvement Allowance, and (iv) if a BSC Tax and a CRM Tax based on the value of the Tenant Improvements, plus an additional BSC Tax and a CRM Tax based on the value of the shell, is due upon the issuance of a building permit for the Tenant Improvements because the City of San Jose determines that the Building is intended for "commercial purposes", that such taxes shall be paid out of the Tenant Improvement Allowance.

The Tenant Improvements costs shall not include (i) costs to repair any design or construction error or defect, or (ii) overtime charges unless incurred at Tenant's written request. Tenant shall have the right with at least 24 hours prior written notice to Landlord to inspect and copy during normal business hours at a location to be specified by Landlord, all of Landlord's books and records, and other supporting documentation which pertain to the construction of the Tenant Improvements. Upon the Substantial Completion of the Tenant Improvements, Landlord shall deliver to Tenant a final and detailed accounting of all Tenant Improvements costs paid or incurred by Landlord and Tenant shall pay to Landlord any portion of the Tenant Improvements costs paid or incurred by Landlord which are in excess of the sum of (a) Landlord's Contribution and (b) partial Excess Tenant Improvements Costs payments made by Tenant to Landlord in connection with each progress payment due under the Construction Contract.

        4. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. In the event Tenant elects to exercise its early access right under Section 1B(2) of the Lease, Tenant shall do so on the terms and conditions set forth below:

               (a) any such permission shall constitute a license only, conditioned upon Tenant's:

                      (i) working in harmony with Landlord and Landlord's Contractor and other workmen, mechanics and suppliers which are constructing the Tenant Improvements and Tenant shall avoid actions which interfere with or delay the construction of the Tenant Improvements, and Tenant's failure to do so shall constitute a "Tenant Delay" for purposes of this Tenant Improvement Agreement and the Lease;

                      (ii) obtaining in advance Landlord's approval (which shall not be unreasonably withheld) of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work such contractor's affidavit for the proposed work and as necessary, from time to time, waivers of lien from such contractor and all subcontractors and suppliers of material; and

                      (iii) furnishing Landlord with the insurance required of Tenant and its contractors pursuant to Section 9 of the Lease, and causing all other parties entering the Project to perform work therein to provide Landlord with the same types, and amounts, of coverages required of Tenant and its contractors in Section 9 of the Lease.

               (b) Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises.

        5. COMMENCEMENT DATE DELAY. The Commencement Date shall be delayed until the Substantial Completion of the Tenant Improvements (as defined in the Lease), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

               (a) Tenant's request for Change Orders whether or not any such Change Orders are actually implemented or performed; or

               (b)    Contractor's performance of any Change Orders; or

               (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

               (d) Tenant's delay in reviewing, revising or approving the Tenant Improvements Plans beyond the periods set forth herein (or in the Construction Schedule); or

               (e) Tenant's delay in performing any of its obligations under the Lease or this Agreement (including, without limitation, the failure to provide information critical to the normal progression of the construction of the Tenant Improvements). Tenant shall perform such obligations and/or provide such information as soon as reasonably possible, but in no event later than the time period set forth herein or in the Construction Schedule (or if none is stated, then in no event longer than five (5) business days after such performance is required, or if applicable after the receipt of such request for information from the Landlord); or

               (f) Tenant's delay in making payments to Landlord for Excess Tenant Improvements Costs; or

               (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons which causes a delay in the normal progression of the Tenant Improvements work, and Landlord agrees to provide written notice to Tenant of such acts so, if possible, Tenant can take corrective action to avoid further Tenant Delays as a result of such acts; or

               (h) Any other "Tenant Delay" described elsewhere in this Agreement or the Lease.

If the Commencement Date is delayed beyond the date set forth in the Construction Schedule due to a Tenant Delay, then Landlord shall cause Landlord's Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay, then such date shall constitute the Commencement Date for all purposes hereunder and Landlord and Tenant shall execute the Commencement Date Confirmation, attached hereto as Exhibit B, confirming such date.

Notwithstanding the foregoing, Landlord agrees that it shall not cause the Architect to adjust the Commencement Date as provided in the prior paragraph if the Commencement Date is delayed by less than thirty (30) calendar days (which shall be deemed the equivalent of twenty-one (21) business days for purposes of the Construction Schedule) as a result such Tenant Delay.

                                   EXHIBIT E

                         TENANT IMPROVEMENT GUIDELINES

CLARIFY RESEARCH CENTRE

TENANT IMPROVEMENTS DESIGN SPECIFICATIONS

CARRAMERICA

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              Building Element                                                       Comments
------------------------------------------------------------------------------------------------------------------------------------
a. Application                                    To be effective, these Tenant Improvement Design Specifications should be reviewed with  the Tenant and incorporated into the Lease.
------------------------------------------------------------------------------------------------------------------------------------
b. Review and approval                            Tenant Improvements drawings shall be reviewed at the end of TI Schematic Design, and also when Final TI Construction Documents are completed. Written comments are to be provided by the Tenant at each stage. Tenant comments shall be incorporated into the TI designs prior to the commencement of TI construction. An approved set of TI Construction Documents will be retained by CarrAmerica and the Tenant.
                                                  Approval of TI designs will not be unreasonably withheld by either CarrAmerica or the Tenant. Where "design-build" specifications are used, CarrAmerica shall review and approve all design build plans and specifications provided by the design-build contractor prior to construction.
------------------------------------------------------------------------------------------------------------------------------------
c. Inspection and Acceptance                      TI specifications shall include a requirement that the Tenant and TI Contractor cooperate with CarrAmerica in the review and acceptance of the TI as follows:
                                                  1. TI construction will be reviewed by a CarrAmerica and Tenant representative at intervals appropriate to the course of the work and the size of the TI project, preferably in the company of the TI designer.
                                                  2. When TI work is substantially complete, a CarrAmerica and Tenant representative will accompany the TI designer on a walk-through of the work to ensure the completion of the TI work in accordance with the approved designs.
                                                  3. CarrAmerica and Tenant will receive a copy of a Certificate of Substantial
                                                  Completion provided by the TI designer, with correction list items noted.
                                                  4. CarrAmerica and Tenant representatives will follow up on the completion of correction list items.
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d. Project Record Drawings, warranties and        TI Plans and specifications will include a requirement that the TI Contractor
   instructions                                   maintain a set of record drawings showing all changes made to the design during the course of construction. A copy of the TI Project Record Drawings will be delivered to CarrAmerica and to Tenant when TI work is completed. Copies of warranties and instructions for all HVAC equipment shall be delivered to
                                                  CarrAmerica and Tenant.
------------------------------------------------------------------------------------------------------------------------------------
e. Code compliance                                Construction must comply with all codes, ordinances and regulations applying to the TI design and construction. CarrAmerica will provide a copy of the
                                                  Certificate of Occupancy and/or inspection sign-offs to the Tenant.
------------------------------------------------------------------------------------------------------------------------------------
f. Modifications to building shell and exterior   Changes to the building elevations and any exterior tenant improvements
                                                  (equipment pads, enclosures, etc.) are subject to CarrAmerica's express written approval. Tenants are responsible for obtaining all required public works, building and planning approvals for such changes, copies of which shall be provided to CarrAmerica.
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g. Materials and specifications                   Materials or products listed by name in these guidelines are intended to establish a general standard of quality and durability and are not intended to restrict design expression or esthetics.
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                                                                                                                         Page 1 of 9

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CARRAMERICA

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              Building Element                                                       Comments
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
a. General                                        Core Area improvements by Tenants should comprehensively integrate stairs, elevators and elevator equipment rooms, lobbies, restrooms, shafts and other core elements to maximize the overall efficiency of the buildings for current and future uses, to provide maximum flexibility for future TI reconfigurations, and to support the overall economic value of the building. Shafts, stairs and other core elements should be consolidated as much as possible.
------------------------------------------------------------------------------------------------------------------------------------
b. Efficiency Targets                             TI core designs should achieve a rentable-to-gross-area ratio of 96% and, where applicable, a multi-tenant floor factor of 112%.
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c. Electrical closets                             Locate near exterior door. Minimize bus duct run to transformer. Provide sufficient space for capacity expansion for manufacturing, labs, clean rooms, and other common high-technology uses.
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d. Restrooms                                      Core area restroom configurations should prevent direct sightline access from lobbies, but should be readily accessible and easy to find. The following specifications apply to the design of restrooms.
------------------------------------------------------------------------------------------------------------------------------------
   1. Partitions                                  Wall/floor mounted heavy-duty metal toilet partitions with honeycomb core and factory baked enamel finish.
------------------------------------------------------------------------------------------------------------------------------------
   2. Fixtures                                    Wall-mounted wc's will heavy duty flushometer valves. Reinforced saddles and heavy-duty flushometer valves for wall-mounted urinals.
------------------------------------------------------------------------------------------------------------------------------------
   3. Sinks and counters                          Bottom-set sinks in corian or equivalent countertops, provide 4" backsplash where counters meet walls.
------------------------------------------------------------------------------------------------------------------------------------
   4. Faucets                                     One sink nearest towel dispenser to provide "paddle" handicapped accessible faucet handles.
                                                  Other sinks to have spring-loaded automatic-closing hot and cold water faucets.
------------------------------------------------------------------------------------------------------------------------------------
   5. Accessories                                 Fully recessed Bobrick stainless restroom accessories or equal.
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   6. Hose bibb and floor drain                   Provide a floor drain and hose bib with security handle at each restroom mounted at 18" AFP.
------------------------------------------------------------------------------------------------------------------------------------
   7. Janitors closet                             Provide a janitor's closet integrated with the plan of each pair of restrooms to include:
                                                       Mop sink with hot and cold water.
                                                       Sealed concrete floor.
                                                       Ceramic tile wainscot surrounding mopsink; all other walls 5/8" greenboard with two coats of mildew-resistant semi-gloss paint over one coat of primer.
                                                       Built-in storage.
------------------------------------------------------------------------------------------------------------------------------------
   8. Finishes and construction                   See Section 3 for additional specifications on restroom wall, floor and ceiling construction and finishes.
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                                                                                                                         Page 2 of 9

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
             BUILDING ELEMENT                                                  COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
  e. Corridors                                    Corridors should provide for efficient traffic flow and long-term flexibility, and should conform to the following specifications:
                                                  1. Walls, ceilings, flooring, and lighting as noted under general improvements specifications in Section 3.
                                                  2. Provide cleaning outlets at maximum 20' o.c.
------------------------------------------------------------------------------------------------------------------------------------
  f. Drinking fountains and coolers               Locate close to lobby in a semi-recessed alcove; provide handicapped accessible units where required by code.
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  g. Elevators and elevator machine rooms
------------------------------------------------------------------------------------------------------------------------------------
     1. Number and type                           Provide a minimum of one pre-engineered hydraulic elevator per two-story building.
------------------------------------------------------------------------------------------------------------------------------------
     2. Elevator lobby                            Minimum lobby clearance in front of elevator shall be 10 ft; 12 ft preferred.
------------------------------------------------------------------------------------------------------------------------------------
     3. Elevator pit                              Elevator pit should be treated with ironite or similar water-resistant barrier.
                                                  Provide a pit access ladder.
------------------------------------------------------------------------------------------------------------------------------------
     4. Cab                                       Cab finishes should be very durable and easy to clean.
                                                  Cab should be equipped with a security phone and all code-mandated handicapped access devices.
                                                  Provide at least one elevator with minimum 4'-0" door width and 8'-0" ceiling height with heavy-duty back and side rails and pad books for furniture and freight.
------------------------------------------------------------------------------------------------------------------------------------
     5. Elevator shaft and equipment rooms        Elevator shafts and equipment rooms shall be enclosed
                                                  with full height walls, two layers of 5/8" GWB mounted on acoustical clips each side with fiberglass batt sound insulation in all walls, sealed acoustically at wall tops and bottoms.
                                                  The elevator equipment room should be located on ground floor for ease of maintenance access.
                                                  Elevator equipment room doors shall have sound seals. Provide containment curb or tray around hydraulic pump assembly to control fluid leaks.
------------------------------------------------------------------------------------------------------------------------------------
  h. Telephone equipment rooms                    Provide ample ventilation, and space for additional backboards and equipment cabinets for a full range of telecommunications support services; locate telephone equipment rooms near communications conduct building entry points, and near exterior of building shell to simplify
                                                  installation of future additional ventilation/cooling.
------------------------------------------------------------------------------------------------------------------------------------
  i. Loading, materials handling, and high        2 x 6 bump rails, 4'-0" high 5/8" fire-treated plywood wainscot, and 12 ga. comer
     traffic areas.                               guards to 48" AFF on all outside corners in loading and materials handling areas.
                                                  Heavy duty full-welded door frames (no knock-down frames), heavy duty hinges, and
                                                  24" high kick plates on all doors in loading, materials handling and high traffic areas.
                                                  Door frames shall be secured to 16 ga. jamb studs which are continuous from floor to floor.
                                                  See Section III for wall, floor and ceiling construction and finishes.
------------------------------------------------------------------------------------------------------------------------------------

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

                  BUILDING ELEMENT                                                             COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------


a. Flooring and base, general                                    Carpet is the preferred floor finish in offices and corridors.
                                                                 Other finishes will be considered.
------------------------------------------------------------------------------------------------------------------------------------

   1. Lobby floors                                               Lobby floors: Daltile glazed pavers 8" x 8" or
                                                                 equal or better. Upgraded stone products, if selected, should be selected for durability and ease of maintenance as well as appearance. Wood floors in lobbies are discouraged.
-----------------------------------------------------------------------------------------------------------------------------------
   2. Restroom floors and base                                   Thinset, dryset  ceramic tile floor and 4" base throughout restrooms: 2" square Daltile, price Code 3 or equal or better, all installed with moisture barrier or Laticrete, and installed to meet Ceramic Tile Institute specifications.
-----------------------------------------------------------------------------------------------------------------------------------
   3. Carpet and base                                            Minimum 32 oz. looped pile direct glue down.
                                                                 Base Armstrong or Barke.
------------------------------------------------------------------------------------------------------------------------------------
   4. Sheet Vinyl                                                Armstrong Classic Corlon, or equal or better.
------------------------------------------------------------------------------------------------------------------------------------
   5. Vinyl composition tile                                     Vinyl Composition Tile (VCT) where installed: Armstrong Premium
                                                                 Excelon or equal or better.
------------------------------------------------------------------------------------------------------------------------------------
   6. Exposed concrete floors                                    Any exposed concrete floors shall receive a scaler.
-----------------------------------------------------------------------------------------------------------------------------------
   7. Transition strips                                          Provide hardwood or stone transition strips between tile and adjacent flooring materials.
-----------------------------------------------------------------------------------------------------------------------------------
b. Wall construction and finishes, general.                      General: All walls to be constructed from 5/8" GWB over 3 5/8" 25
                                                                 GA metal studs at 10" oc. Metal studs shall extend to structure above as necessary to prevent lateral deformation of wall. Walls shall not depend on ceiling grid for stiffness. All GWB shall be finished to USG standards or better.
                                                                 Except where noted below, walls shall be skip-trowelled and textured with minimum one prime and two finish coats of eggshell latex paint.
-----------------------------------------------------------------------------------------------------------------------------------
   1. Lobby walls                                                Lobbies: consider upgrading lobby wall finishes to tile, stone, or other superior and durable material.
-----------------------------------------------------------------------------------------------------------------------------------
   2. Restroom walls                                             Restrooms: All wet areas shall receive full-height 4" square semi-
                                                                 gloss finish Daltile, Price Group 3 or equal or better. Other restrooms walls shall receive vinyl wallcovering or two coats of mildew-resistant latex paint over one coat of primer.
                                                                 All restrooms walls shall receive 5/8" greenboard in lieu of standard GWB.
-----------------------------------------------------------------------------------------------------------------------------------
   3. Loading, materials handling, and high traffic              5/8" GWB on 16ga metal studs at 16" oc; walls shall extend to
      area walls.                                                structure above. Loading areas may be fire taped only. See additional requirements under Section 2.i.
-----------------------------------------------------------------------------------------------------------------------------------
   4. Exposed columns                                            All exposed columns shall be cleaned, primed, and receive two coats of semi-gloss enamel.
-----------------------------------------------------------------------------------------------------------------------------------
c. Ceilings, general:                                            Ceiling shall be 2"-0" x 2' x 0" suspension system by Armstrong with 24" x 24" x 5/8" "Cortega" tegular edge or equal or better in
                                                                 Lobbies, Boardrooms, and Other important public spaces; 24" by
                                                                 48" by 5/8" flat accoustical lay-in tile in other spaces except where noted below. Monolititic ceiling grids in all office and lab areas are required.
-----------------------------------------------------------------------------------------------------------------------------------
   1. Lobby ceilings                                             Lobby ceilings: 24" x 24" tegular tile as noted above or 5/8" GWB on 20 ga. metal studs at 12" o.c. at minimum 12 ft AFF. Provide one prime and two finish coats flat latex. Design expression in lobby ceilings is encouraged.
-----------------------------------------------------------------------------------------------------------------------------------
    2. Restroom ceilings                                         Restroom ceilings: 5/8" GWB on 20 ga. metal studs at 12" o.c. at minimum 9"-0" AFF w/two coats mildew-resistant semi-gloss latex over one coat primer.
-----------------------------------------------------------------------------------------------------------------------------------
   3. Loading and service areas                                  Loading and service areas: space may be open to structure above if desired.
-----------------------------------------------------------------------------------------------------------------------------------
   4. Open ceilings in offices                                   Where ceilings in offices are left open to structure for design reasons, entire underside of structure shall be cleaned and painted with two coats of semi-gloss latex over one coat primer.
-----------------------------------------------------------------------------------------------------------------------------------

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
                BUILDING ELEMENT                                                  COMMENTS
                ----------------                                                  --------
d. Lighting, general:                             2' x 4' three-tube high-efficiency fluorescent fixtures with electronic ballasts and 18-cell parabolic lenses, except where noted below; use compact fluorescent downlights where accent lighting is desired.

   1. Lobby and general circulation lighting      Maximize use of compact fluorescent downlights where light fixtures are visible.
                                                  Consider use of indirect lighting and architectural feature lighting to enhance appearance of lobbies, conference areas, Boardrooms, and general circulation areas.

   2. Restroom lighting                           Above counters and sinks: 12" x 4'12" x 8' two-tube fluorescence with eggcrate grilles or equal or better. Provide recessed compact fluorescent downlights elsewhere in restrooms.

   3. Loading, materials handling, and high-      Chain-hung industrial fixtures where open ceilings are permitted, otherwise apply
      traffic areas                               general specification.

e. Window coverings                               Exterior windows to receive 1" horizontal mini-blinds by Levolor or equal, color to be coordinated with building TI design and with building shell colors.
                                                  Interior windows, where desired, to receive 1" horizontal mini-blinds by Levolor or equal, color coordinated with the design of interior Tenant Improvements.

f. Interior cabinets and millwork                 All interior cabinets, countertops and other millwork shall be finished with plastic laminate, or equal or better. Where upgraded millwork in wood, stone or other materials is desired, materials and finishes shall conform to the highest industry standards.

g. Doors, frames and hardware

   1. Doors                                       3'-0" x 9'0" x 1-3/4" solid core wood with stain or paint grade wood veneer finish.

   2. Frames                                      Anodized or baked enamel frames with mitered and welded corners (no knockdown frames).

   3. Locksets and latchsets                      Heavy duty commercial Schlage "D" series or equal latchsets and locksets with
                                                  Schlage "Sparta" satin chromium lever style handles, or equal or better. Doors in lobby areas, major conference rooms and other public areas shall have Heavy Duty mortise type Schlage "L" series latchsets and locksets with satin chromium
                                                  Schlage "03" or "17" style lever handles, or equal or better.

   4. Hinges                                      Heavy duty ball-bearing hinges to match hardware.



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
                BUILDING ELEMENT                                                  COMMENTS
                ----------------                                                  --------
a. General Description                            Tenant shall design and install a complete variable air volume (VAV) heating, ventilating and air conditioning (HVAC) systems in accordance with the following design specifications for all office, core area and general use areas. Where tenant requires specialized HVAC designs to support specialized manufacturing, labs or other uses, tenant shall provide design criteria and performance specifications for the systems with the schematic design submittal.

b. General specifications standards               All TI designs and installations shall conform to the latest applicable editions of the following standards:

                                                  AMCA - Air Movement and Control Association

                                                  ANSI - American National Standards Institute

                                                  ARI - American Refrigeration Institute

                                                  ASTM - American Society for Testing and Materials

                                                  ASHRAE - American Society of Heating, Refrigeration and Air Conditioning
                                                  Engineers

                                                  ASME - American Society of Mechanical Engineers

                                                  AABC - Associated Air Balance Council

                                                  SMACNA - Sheet Metal and Air Conditioning Contractors National Association

                                                  All applicable Plumbing, Mechanical, Electrical and Building Codes

c. Review, approval, inspection, acceptance,
   and record drawings.                           In additional to those submittals and procedures identified in Section 1.b., c., and d. above, the Tenant and CareAmerica shall receive:

                                                  1. One complete set of detailed operating and maintenance instructions and spare parts lists

                                                  2. Domestic water chlorinating certificates

                                                  3. One complete set of warranties and guarantees

                                                  4. Final air balance report

d. HVAC Design Capacities                         The systems shall be designed to provide for a minimum of 350 gsf/ton of capacity
                                                  300 gsf/ton is preferred Higher capacities may be applicable to specialized applications where identified by the Tenant.

e. Materials and Equipment                        Furnish and install McQuay RoofPak Singlezone Heating and Cooling Units Model RDT
                                                  or equal or better, specifically designed for rooftop applications.

   1. Cabinet insulation                          Each unit cabinet shall be fully insulated with min. 1", 3/4 lb. neoprene coated glass fiber.

   2. Cabinet finishes                            Factory baked enamel

   3. Access doors                                17 ga. galv. steel with staggered engagement latches.

   4. Frame and base                              8 ga. and 13 ga. (900B) galvanized steel. Formed recess in base shall seat on gasketed roof curb.
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
       BUILDING ELEMENT                                                    COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
  5. Return Air Plenum                 Unit shall include a 100% return air plenum allowing air to enter from the bottom or back of the unit.
------------------------------------------------------------------------------------------------------------------------------------
  6. Outside air hood                  Units shall include a 100% outside air hood and draw-through filter section.
------------------------------------------------------------------------------------------------------------------------------------
  7. Dampers                           Units shall include McQuay UltraSeal low-leak dampers with two position actuator, including outside air economizer damper with 0 - 100% capacity, of modulating spring return type with adjustable comparative enthalpy control.
------------------------------------------------------------------------------------------------------------------------------------
  8. Draw-through filter section       Unit shall include an integrated filter rack and 12" American Air Filter Varicel Stud 900,
                                       Class I filters.
------------------------------------------------------------------------------------------------------------------------------------
  9. Fan Assemblies                    All fans shall be statically, dynamically balanced at the factory, and include 200,000 hr.
                                       greasable ball bearings, and shall be mounted on rubber-in-shear or spring isolators with seismic restraints.
------------------------------------------------------------------------------------------------------------------------------------
 10. Fan Motors                        All fan motors shall be heavy duty 1800 rpm with adjustable belt tension and 150% service factor.
------------------------------------------------------------------------------------------------------------------------------------
 11. Variable Frequency Drives         Variable Frequency Drive Inverters with bypass contractors shall be provided for supply and return fans.
------------------------------------------------------------------------------------------------------------------------------------
 12. Cooling coils                    .0060" copper tubes w/HI-F rippled and corrugated fins, interlaced two-circuit, multi-row design, five rows, 12 fins/inch; include stainless steel positively sloped drip pan with drain connector extending through unit base.
------------------------------------------------------------------------------------------------------------------------------------
 13. Smoke detectors                   Ionization type in supply and return air openings.
------------------------------------------------------------------------------------------------------------------------------------
 14. Condensing section                Heavy duty Copeland Discus reciprocating semi-hermetic compressors on resilient isolators.
                                       Multi-row 1/8" o.d. high-efficiency inlaid copper condenser coils.
                                       Heavy duty direct-drive condenser fan/motor assemblies with stainless steel blades and three-
                                       phase non-reversing motors; each refrigeration circuit shall include sight glass, filter drier, and 15 degree liquid subcooling circuit.
------------------------------------------------------------------------------------------------------------------------------------
 15. Refrigeration control             Two refrigeration circuits per unit, including liquid line solenoid valve, oil pressure switch, high pressure switch, low pressure switch, compressor control circuit switch, and pumpdown switch.
                                       A McQuay Speedtrol fan speed control shall provide for refrigeration circuit operation at ambient temperatures down to 20 degrees.
------------------------------------------------------------------------------------------------------------------------------------
 16. Microprocessor Control System     Each unit shall have a complete McQuay Mitrotech 800/802c Microprocessor Control System or
                                       equal, including temperature and pressure sensors, input/output board, main processor board, displays, keyboards, and staging boards as required, all factory mounted and tested, including the following features:
                                       1. A stand alone DDC controller
                                       2. LED complete system status board
                                       3. Optically isolated input/output design
                                       4. Surge protection
                                       5. RS 232 port PC connection
                                       6. Built-in programmable time schedule with non-volatile memory
                                       7. Time schedule readable from Network Master Panel or Remote Monitoring Panel
                                       8. Space sensors for constant volume or VAV applications
                                       9. Input/Output functions and user interactions equal to or better than McQuay Microtech software
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                                                                     Page 7 of 9

CLARIFY RESEARCH CENTRE
TENANT IMPROVEMENTS DESIGN SPECIFICATIONS
CARRAMERICA



                BUILDING ELEMENT                                                  COMMENTS
                ----------------                                                  --------
   17. Gas heater section                         Stainless steel primary combustion chamber, headers, primary and secondary tubes.
                                                  Modulating forced draft natural gas burners with pre-purge timing, flame supervision, combustion air proving switch, and spark ignition. Gas train shall include redundant shutoff valves, pressure regulator, shutoff cock, pilot gas valve, pilot pressure regulator, and pilot shutoff cock.

   18. Other required features                    48" blank access sections at draw-through and blow-through locations.
                                                  Fused disconnect switch for each unit.
                                                  Service lights at supply and return sections with switch and 20A 110v outlet.
                                                  Phase failure protection.
                                                  Ground fault protection.

f. Roof curbs                                     Insulated pre-manufactured one-piece 12ga stainless steel custom-built roof curbs. Curbs shall:
                                                  1. Provide for complete perimeter support of the unit.
                                                  2. Be custom made for the roof slope, and shall provide level installation of the unit without shims or other means of leveling the unit.
                                                  3. Include integral crickets and curb-top drips.
                                                  4. Include gaskets for weatherproof joint between curb and unit.
                                                  5. Provide for minimum of 12" separation between unit frame and roof.

g. Air distribution

   1. Sound attenuators                           Provide sound attenuators to IAC recommendations.

   2. Ducts, general                              Spiral wound or oval galvanized sheet metal ducts to meet SMACNA standards using companion-flanged joints with gaskets. Weld all medium pressure fittings.
                                                  Where necessary use rectangular sheet metal ducts with following SMACNA gauge/
                                                  pressure recommendations.

   3. Splitter dampers                            Not permitted.

   4. Flex duct and connections:                  Ducts upstream of VAV units shall be hard-piped; downstream of VAV units shall be acoustical alumaflex 6'-0" maximum length.

   5. Fire and smoke dampers                      100% free area, UL listed with clearly marked door access to fusible links.

   6. Ductwork joint tape                         "Hardcast"

   7. Insulated duct                              All ducts located in non-conditioned spaces shall be insulated and shall be wrapped with a vapor barrier.

   8. Diffusers, registers and grilles            Neck velocities maximum 600 fpm.
                                                  Outlet duct to terminals sized to 500 cfm maximum.
                                                  Supply diffusers in ceilings shall be perforated face with adjustable cores.
                                                  Return grilles shall be hex code face.
                                                  Locate dampers well away from diffusers to minimize noise.
                                                  Linear and other architectural diffusers shall be used in lobby ceilings and other public spaces.

CLARIFY RESEARCH CENTRE
TENANT IMPROVEMENTS DESIGN SPECIFICATIONS
CARRAMERICA

          BUILDING ELEMENT                                                      COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
  a. Codes and Regulations                        Comply with the National Plumbing Code, and all applicable local codes and regulations.
------------------------------------------------------------------------------------------------------------------------------------

  b. Piping                                       Use black iron or copper pipe where applicable. PVC or ABS pipe is not permitted, even if allowed by code.
------------------------------------------------------------------------------------------------------------------------------------
  c. Labs and hazardous materials areas           In labs or other facilities where hazardous materials are used, provide
                                                  CarrAmerica with copies of approved OSHA and EPA disposal procedures. Use of sanitary waste lines for disposal is not permitted.
------------------------------------------------------------------------------------------------------------------------------------
  d. Plumbing hardware                            All restroom and other core area plumbing hardware shall be Kohler or equal or better. All toilets and urinals shall have automatic shut-off valves.
------------------------------------------------------------------------------------------------------------------------------------
  e. Plumbing fixtures                            All restroom and other core area plumbing fixtures shall be as follows:
                                                  Water closet: American Standard Afwall Wall Mounted Toilet #2477.016 (or equal or better)
                                                  Urinal: American Standard Wall Allbrook Wall Mounted Urinal #6541.132 (or equal or better)
                                                  Lavatory: American Standard Ovalyn Under Counter Lavatory #0470.039 (or equal or better)
------------------------------------------------------------------------------------------------------------------------------------
  f. Cleanouts                                    Provide cleanouts at a maximum of 30'-0" o.c. in all waste lines.
------------------------------------------------------------------------------------------------------------------------------------
  g. Pipe compound                                Use Teflon pipe dope only. Lead solder is not permitted.
------------------------------------------------------------------------------------------------------------------------------------
  a. Codes and regulations                        Comply with latest edition of the National Electric Code, and all other applicable codes and regulations.
------------------------------------------------------------------------------------------------------------------------------------
  b. Conductors, conduit, fittings                All conductors shall be copper. No aluminum conductors are permitted, even if allowed by code.
                                                  All conductors shall be in rigid steel conduit or Electrical Metallic Tubing
                                                  (EMT) where permitted by code.
                                                  All boxes and fittings shall be galvanized steel. No plastic boxes or fittings are permitted, even if allowed by code.
------------------------------------------------------------------------------------------------------------------------------------
  c. Light fixture ballasts                       All fluorescent light fixtures shall have electronic T-8 ballasts. No ballasts containing PCB's are permitted.
------------------------------------------------------------------------------------------------------------------------------------
  a. Codes and regulations                        All fire sprinkler installations shall comply with NFPA13, with Factory Mutual
                                                  (FM) requirements, and with all other applicable local codes and regulations.
------------------------------------------------------------------------------------------------------------------------------------
  b. Drawings and calculations                    Prior to installation of fire sprinklers, CarrAmerica and Tenant will receive a complete set of sprinkler shop drawings, including calculations. CarrAmerica's
                                                  FM representative will review the fire sprinkler design.
                                                  Do no proceed with installation without FM approval.
------------------------------------------------------------------------------------------------------------------------------------
  c. Sprinkler heads                              Lobbies: Concealed heads with cover plates painted to match ceiling.
                                                  Offices: Flush chrome heads, or semi-recessed with two-piece escutcheons to match ceiling.
                                                  Open ceilings where permitted: Exposed heads.
------------------------------------------------------------------------------------------------------------------------------------
  d. Fire alarm systems                           Tenant-installed fire alarm systems shall have automatic dialers to call in to a central station monitor.
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT F

                          Landlord's Signage Standards


                         Carrramerica Signage Standards



[The graphical signage standards for the following sign type were included in the actual exhibit:

Exterior (Permanent)                                             Page #

     Entrance Identification                                     1
     Primary Directional                                         2
     Secondary Directional                                       3
     Primary Tenant Identification                               4
     Building Address                                            5
     Miscellaneous                                               6

Exterior (Temporary)

     Site/Leasing Sign                                           7

     Typefaces                                                   8]

                                    EXHIBIT G

                              RULES AND REGULATIONS

        1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

        2. The Project directory, if any, shall be used by Landlord to display names and locations of tenants in the Project. During any period in which the Project is a multi-tenant Project, no tenant shall use or make any changes to such directories without Landlord's prior written consent.

        3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises, unless Tenant is the sole occupant of the Building. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project, except to perform its obligations under the Lease.

        4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

        5. After the completion of the initial Tenant Improvements, Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes. Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

        6. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord, except that small personal portable heaters and/or fans shall be permitted.

        7. Without the prior written consent of Landlord, which Landlord shall not unreasonably withhold, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use (i) a picture of the Project in connection with Tenant's annual reports or other informational brochures, and
(ii) the address of the Project as the address of its business.

        8. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

        9. During any period in which the Project is a multi-tenant Project, no bicycle (except in those areas which may be designated for bicycles by Landlord) or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Unless Tenant is the sole occupant of the Building, Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

        10. Tenant shall not do or permit the manufacture or sale of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord, except for the occasional sales in connection with entertainment or social functions (e.g., a cash bar at a company holiday party).

        11. Tenant shall not disturb the quiet enjoyment of any other tenant, if any, in the Building and/or Project.

        12. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

        13. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

        14. During any period in which the Project is a multi-tenant Project, Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

        15. Tenant shall promptly remove all rubbish and waste from the Premises.

        16. During any period in which the Project is a multi-tenant Project, Tenant shall not conduct any auctions or exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the Permitted Uses of the Premises specified in the Schedule of this Lease, without the prior written consent of Landlord.

        17. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

        18. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's reasonable discretion, and Landlord's satisfaction shall be determined in its reasonable judgment.

                                   EXHIBIT H

                   MORTGAGES CURRENTLY AFFECTING THE PROJECT

                                     [None]